                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[X] Preliminary Proxy Statement     [X] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.
          ------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
          ------------------------------------------------------------
       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:
    -------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:
    -------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    -------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:  $14,200,000
    -------------------------------------------------------------------
    5) Total fee paid: $2,840.00
    -------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
    1)       Amount Previously Paid:
    -------------------------------------------------------------------
    2)       Filing Party:
    -------------------------------------------------------------------
    3)       Date Filed:
    -------------------------------------------------------------------
Notes:

The following documents filed by the Company with the Commission (File No. 1-13362) are incorporated into this Proxy Statement by reference and copies of such documents will accompany this Proxy Statement when mailed in definitive form to the Company's shareholders: (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997; and (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (to be filed by May 15, 1998).

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


                   Preliminary Copy for the Information of the
                     Securities and Exchange Commission Only

                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.
             822 Boylston Street, Suite 300, Chestnut Hill, MA 02167
                       (617) 266-3600 * FAX (617) 731-7734


                                                              __________, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Senior Tour Players Development, Inc. (the "Company") to be held on Tuesday, June 30, 1998 at 10:00 a.m., local time, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts. A notice of the Special Meeting, a Proxy Statement and proxy card containing information about the matters to be acted upon are enclosed. Also enclosed are copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, which contain financial statements and other information with respect to the Company and its shareholders. The terms and conditions of the proposed merger described below (the "Merger") and other important information are set forth in the accompanying Proxy Statement, which you are urged to read carefully.

     At the Special Meeting, shareholders will be asked to consider and vote upon the proposed approval of the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, Golf Club Partners L.L.C. ("GCP"), and a wholly-owned subsidiary of GCP. GCP is a privately held Oklahoma limited liability company which has no affiliation with the Company or its management. The Merger Agreement provides that, prior to the Merger, the Company will sell or otherwise dispose of all of the Company's assets other than The Badlands Golf Club in Las Vegas, Nevada ("The Badlands") and certain related assets (collectively, the "Acquired Assets"), and that the Company will pay or otherwise discharge all of its liabilities except for certain liabilities relating to The Badlands (collectively, the "Assumed Liabilities") and the mortgage debt to NationsCredit on The Badlands (the "NationsCredit Loans"). GCP will then acquire the Company through the Merger (and, in so doing, GCP will become the beneficial owner of The Badlands) in exchange for a cash payment (the "Merger Consideration") equal to (i) $26.0 million, (ii) LESS the sum of (A) the then outstanding balance and certain prepayment penalties on the NationsCredit Loans, (B) any costs and expenses relating to the Merger payable by the Company, and (C) any of the Company's liabilities not included as Assumed Liabilities and not paid by the Company prior to the Merger, (iii) PLUS the proceeds received by the Company after the date of the Merger Agreement from the exercise of the Company's stock options, (iv) PLUS or MINUS, as the case may be, an adjustment relating to the working capital of The Badlands at the time of the Merger. The surviving corporation of the Merger will be a wholly-owned subsidiary of GCP, and the rights of the Company's shareholders will thereafter consist solely of their rights to receive their portion of the Merger Consideration (the "Merger Consideration Per Share").

     Depending upon the outcome of certain future events and adjustments which are described in the Proxy Statement, the Company now estimates that the Merger Consideration Per Share will be approximately [$3.25] to [$3.45] per share of Common Stock. Such estimate is, however, subject to change in light of the outcome of those future events and adjustments as described in the Proxy Statement. Therefore, there is no assurance as to the amount of the Merger Consideration Per Share which will ultimately be available for distribution to the Company's shareholders.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger. In addition, the Board of Directors has received the opinion of the Company's financial advisor, Stonebridge Associates, LLC, that, as of the date the opinion was rendered (May 6, 1998), the Merger Consideration Per Share to be received by the holders of the Company's Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. On the basis described in the enclosed Proxy Statement, on May 6, 1998 Stonebridge Associates, LLC estimated that the Merger Consideration Per Share could vary between $3.06 and $3.49.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                        Very truly yours,



                                        Stanton V. Abrams
                                        President and Chief Executive Officer

                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.
                               822 BOYLSTON STREET
                             CHESTNUT HILL, MA 02167

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 1998

     A Special Meeting of Shareholders (the "Special Meeting") of Senior Tour Players Development, Inc. (the "Company") will be held at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts, on Tuesday, June 30, 1998 at 10:00 a.m. (Boston time) for the following purposes:

     1. To consider and act upon the proposed approval of the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, Golf Club Partners L.L.C. ("GCP"), and STPD Acquisition Company, a wholly-owned subsidiary of GCP, which provides for the merger of STPD Acquisition Company with and into the Company.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The Company's Board of Directors has fixed May __, 1998 as the record date (the "Record Date") for the Special Meeting. Only holders of record of the Company's Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Whether or not you plan to attend the Special Meeting, please date, sign and return the enclosed proxy card in the return envelope furnished for your convenience. No postage is required if mailed within the United States.

     A complete list of shareholders of record entitled to vote at the Special Meeting will be open and available for examination by any shareholder during ordinary business hours at the Company's offices at 822 Boylston Street, Suite 300, Chestnut Hill, Massachusetts, and at the time and place of the Special Meeting. If you attend the Special Meeting and prefer to vote in person, you can revoke your proxy.

     Shareholders who comply with the requirements of Nevada Revised Statutes Sections 92A.300 through 92A.500 will be entitled, if the Merger is consummated, to seek an appraisal of their shares. See "THE MERGER -- Dissenters' Rights" in the accompanying Proxy Statement.

                                          By the Order of the Board of Directors

                                          Stanton V. Abrams
                                          President and Chief Executive Officer
____________, 1998

                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.
                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 1998

     This Proxy Statement is furnished to the shareholders of Senior Tour Players Development, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from the holders of shares of the Company's common stock, $.001 par value ("Common Stock"), for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on Tuesday, June 30, 1998 at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about _________ 1998.

     At the Special Meeting, shareholders will consider and vote upon the proposed approval of the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, Golf Club Partners L.L.C. ("GCP"), and a wholly-owned subsidiary of GCP named STPD Acquisition Company ("Acquiror Sub"). The Merger Agreement provides that, prior to the Merger, the Company will sell or otherwise dispose of all of the Company's assets other than The Badlands Golf Club in Las Vegas, Nevada ("The Badlands") and certain related assets (collectively, the "Acquired Assets"), and that the Company will pay or otherwise discharge all of its liabilities except for certain liabilities relating to The Badlands (collectively, the "Assumed Liabilities") and the mortgage debt to NationsCredit on The Badlands (the "NationsCredit Loans"). GCP will then acquire the Company through the Merger (and, in so doing, GCP will become the beneficial owner of The Badlands) in exchange for a cash payment equal to (i) $26.0 million, (ii) less the sum of (A) the then outstanding balance and certain prepayment penalties on the NationsCredit Loans, (B) any costs and expenses relating to the Merger payable by the Company, and (C) any of the Company's liabilities not included as Assumed Liabilities and not paid by the Company prior to the Merger, (iii) PLUS the proceeds received by the Company after the date of the Merger Agreement from the exercise of the Company's stock options, (iv) PLUS or MINUS, as the case may be, an adjustment relating to the working capital of The Badlands at the time of the Merger. The surviving corporation will be a wholly-owned subsidiary of GCP, and the rights of the Company's shareholders will thereafter consist solely of their rights to receive their portion of the Merger Consideration (the "Merger Consideration Per Share").

     Depending upon the outcome of certain future events and adjustments which are described in this Proxy Statement, the Company now estimates that the Merger Consideration Per Share will be approximately [$3.25] to [$3.45] per share of Common Stock. Such estimate is, however, subject to change in light of the outcome of those future events and adjustments as described in this Proxy Statement. Therefore, there is no assurance as to the amount of the Merger Consideration Per Share which will ultimately be available for distribution to the Company's shareholders.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournment thereof.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY, AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO GCP AND ITS AFFILIATES HAS BEEN SUPPLIED BY GCP.

                              AVAILABLE INFORMATION

     The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") (File No. 1-13362). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, NW, Washington D.C. 10549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington DC 20549, at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy statements and other information regarding issuers, including the Company, that file electronically with the Commission. The address of such site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at, and obtained from the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20002.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated into this Proxy Statement by reference and copies of such documents accompany this Proxy Statement: (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997; and (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and of which copies are distributed to the Company's shareholders prior to the Special Meeting (or any adjournment thereof) shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                TABLE OF CONTENTS


SUMMARY .................................................................... 1

THE SPECIAL MEETING ........................................................ 8
         General ........................................................... 8
         Matters to be Considered at the Special Meeting ................... 8
         Voting at the Special Meeting; Record Date;  Required Vote ........ 8
         Proxies ........................................................... 9

CERTAIN CONSIDERATIONS RELATING
TO THE MERGER ............................................................. 10
         Background of the Merger ......................................... 10
         Reasons for the Merger; Recommendation
           of the Company's Board of Directors ............................ 13
         Financial Advisor; Fairness Opinion .............................. 15
         Interests of Certain Persons in the Merger ....................... 22
         Treatment of Options and Warrants ................................ 24
         Risks of Non-Consummation ........................................ 25
         Expenses of the Merger ........................................... 25

THE MERGER ................................................................ 25
         Form of Merger ................................................... 26
         Merger Consideration ............................................. 26
         Estimate of Merger Consideration Per Share ....................... 27
         Shareholder Meeting .............................................. 30
         Effective Time of the Merger ..................................... 30
         Procedures for Exchange of Certificates .......................... 31
         Financing Arrangements by GCP .................................... 32
         Regulatory Matters ............................................... 32
         Dissenters' Rights ............................................... 33
         The Merger Agreement ............................................. 35
                  Merger Consideration Per Share .......................... 35
                  Escrow Arrangements ..................................... 35
                  Stock Options and Warrants .............................. 35
                  Representations and Warranties .......................... 36
                  Certain Covenants ....................................... 36
                  Conditions to the Merger ................................ 38
                  Termination ............................................. 39
                  Director and Officer Liability Insurance ................ 39
                  Termination Fee and Expenses ............................ 39
                  Amendment; Waiver ....................................... 40

                  Payments to Dissenting Shareholders ..................... 40
         Accounting Treatment ............................................. 40

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................... 40

DESCRIPTION OF THE COMPANY ................................................ 42
         Information Incorporated by Reference ............................ 42
         Recent Developments .............................................. 42

PRICE RANGE OF COMMON STOCK ............................................... 45

PAYMENTS TO SHAREHOLDERS .................................................. 46

EXPERTS ................................................................... 47

OTHER MATTERS ............................................................. 48
         Deadline for Shareholder Proposals ............................... 48
         Other Matters at Special Meeting ................................. 48

ANNEXES

Annex I   - Merger Agreement
Annex II  - Stonebridge Opinion
Annex III - Nevada Revised Statutes Sections 92A.300 to 92A.500

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained, or incorporated by reference, in this Proxy Statement and the Annexes hereto. Shareholders are urged to read this Proxy Statement and the Annexes hereto in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

                                   THE PARTIES

     Senior Tour Players Development, Inc. (the "Company") develops, acquires, operates and manages public, semi-private, and resort golf courses and golf practice facilities. The most significant of such properties is The Badlands Golf Club in Las Vegas, Nevada (the "Badlands"), which represented approximately 91% of the Company's total assets as of December 31, 1997, and from which the Company derived approximately 96% of its total revenues during the year ended December 31, 1997. The Company was incorporated under Nevada law on April 6, 1994. The Company's executive offices are located at 822 Boylston Street, Suite 300, Chestnut Hill, Massachusetts 02167, and its telephone number is (617) 266-3600.

     Golf Club Partners L.L.C. ("GCP") and its principals acquire, develop, operate, manage and lease public and private golf courses, golf clubs and golf practice facilities. GCP was formed as a limited liability company under Oklahoma law on September 3, 1997. GCP's executive offices are located at 6303 Waterford Boulevard, Suite 225, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 848-5636. GCP has no affiliation with the Company or its management, and GCP now owns no shares of the Company's Common Stock.

     STPD Acquisition Company ("Acquiror Sub") was recently organized by GCP for the purpose of effecting the Merger as described below. Acquiror Sub's executive offices are located at 6303 Waterford Boulevard, Suite 225, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 848-5636. GCP and Acquiror Sub are sometimes collectively referred to below as the "Purchaser."

                               THE SPECIAL MEETING
TIME, DATE AND PLACE

     The Special Meeting will be held at 10:00 a.m., local time, on Tuesday, June 30, 1998, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts. See "THE SPECIAL MEETING--General."

RECORD DATE, SHARES ENTITLED TO VOTE

     Shareholders of the Company at the close of business on May __, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. On that date, the outstanding voting securities of the Company consisted of [4,165,859] shares of common stock, $.001 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. All such shares will vote together as a single class on the matters expected to be acted on at the Special Meeting. See "THE SPECIAL MEETING--Voting at the Special Meeting; Record Date; Required Vote."

PURPOSES OF THE SPECIAL MEETING

     The purposes of the Special Meeting are: (1) to consider and vote upon the proposed approval of the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, GCP and Acquiror Sub, which provides for the merger (the "Merger") of Acquiror Sub with and into the Company; and (2) to transact any other business as may properly come before the Special Meeting or any adjournment thereof.

VOTE REQUIRED

     Under applicable provisions of the Nevada Revised Statutes (the "NRS") and the Company's Articles of Incorporation, approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote. In determining whether approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will therefore have the same effect as a vote against the Merger Agreement. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement by the requisite vote of the Company's shareholders is a condition to the consummation of the Merger. See "THE SPECIAL MEETING--Voting at the Special Meeting; Record Date; Required Vote."

     As of the Record Date, the Company's executive officers and directors had the right to vote approximately [38]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Each of the executive officers and directors has advised the Company that he intends to vote all of such shares in favor of the approval of the Merger. As of the Record Date, GCP owned no shares of the Company's Common Stock.

PROCEDURE FOR EXCHANGE OF CERTIFICATES

     Promptly after the consummation of the Merger, American Stock Transfer & Trust Company (the "Exchange Agent") will mail a letter of transmittal and instructions for surrendering stock certificates to each holder of Common Stock for use in exchanging such holder's stock certificates for such holder's Merger Consideration Per Share (as described below). SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY. See "THE MERGER--Procedures for Exchange of Certificates."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors believes that the Merger is fair to, and in the best interests of, the Company and its shareholders, and has unanimously approved the Merger Agreement and recommends that the Company's shareholders vote FOR the approval of the Merger Agreement. The Board of Directors' recommendation is based upon a number of factors described in this Proxy Statement. See "CERTAIN CONDITIONS RELATING TO THE MERGER--Reasons for the Merger; Recommendation of the Company's Board of Directors."

OPINION OF FINANCIAL ADVISOR

     On May 6, 1998, the date on which the Company's Board of Directors approved the final form of the Merger Agreement, Stonebridge Associates, LLC ("Stonebridge"), financial advisor to the Company in connection with the Merger, delivered to the Board of Directors its written opinion to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion, the Merger Consideration Per Share to be received by holders of Common Stock in the Merger is fair, from a financial point of view, to such shareholders. The opinion of Stonebridge does not address any other aspects of the Merger or any related transactions and does not constitute a recommendation to any shareholder as to whether such shareholder should vote in favor of approval of the Merger Agreement. A copy of that opinion is attached to this Proxy Statement as Annex II. The opinion sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and procedures followed by Stonebridge, and should be read carefully in its entirety. See "CERTAIN CONSIDERATIONS RELATING TO THE MERGER--Financial Advisor; Fairness Opinion."

                                   THE MERGER
FORM OF MERGER

     Pursuant to the Merger Agreement, Acquiror Sub will merge with and into the Company, and the surviving corporation of the Merger (the "Surviving Corporation") will be a wholly-owned subsidiary of GCP. See "THE MERGER--Form of Merger."

     UPON CONSUMMATION OF THE MERGER, THE SHARES OF COMMON STOCK WILL, EXCEPT AS DESCRIBED BELOW UNDER "DISSENTERS' RIGHTS," BE CONVERTED INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION PER SHARE (AS DESCRIBED BELOW), AND THE COMPANY'S SHAREHOLDERS WILL HAVE NO OWNERSHIP INTEREST IN OR CONTROL OVER EITHER THE COMPANY OR GCP. IN ADDITION, THE COMMON STOCK WILL NO LONGER BE QUOTED IN

THE NASDAQ SMALL-CAP MARKET OR TRADED ON THE BOSTON STOCK EXCHANGE.

THE EFFECTIVE TIME

     The Merger will become effective on the date and at the time on which certificates of merger are filed with the Secretaries of State of Nevada and Oklahoma (the "Effective Time"). Pursuant to the Merger Agreement, the filing of the certificates of merger will be made as promptly as practicable after satisfaction or, if permissible, waiver of the conditions to the Merger provided that the Merger Agreement has not been terminated in accordance with its terms. See "THE MERGER--Effective Time of the Merger" and "--The Merger Agreement--Termination."

CONSIDERATION TO BE RECEIVED IN THE MERGER

     The Merger Agreement provides that, prior to the Merger, the Company will sell or otherwise dispose of all of the Company's assets other than The Badlands and certain related assets (collectively, the "Acquired Assets"), and that the Company will pay or otherwise discharge all of its liabilities except for certain liabilities relating to The Badlands (collectively, the "Assumed Liabilities") and the mortgage debt to NationsCredit on The Badlands (the "NationsCredit Loans"). GCP will then acquire the Company through the Merger (and thereby become the beneficial owner of The Badlands) in exchange for a cash payment (the "Merger Consideration") equal to (i) $26.0 million, (ii) LESS the sum of (A) the then outstanding balance and certain prepayment penalties on the NationsCredit Loans, (B) any costs and expenses relating to the Merger payable by the Company, and (C) any of the Company's liabilities not included as Assumed Liabilities and not paid prior to the Effective Time, (iii) PLUS the proceeds received by the Company after the date of the Merger Agreement from the exercise of the Company's outstanding stock options, (iv) PLUS or MINUS, as the case may be, an adjustment relating to the working capital of The Badlands at the Effective Time.

     If the net proceeds from the sale or other disposition of all of the Company's assets other than the Acquired Assets are greater than the Company's liabilities described in (B) and (C) above (plus any amount required to fund the required level of working capital of The Badlands as described above), the Company will be permitted to apply such excess to reduce the outstanding balance on the NationsCredit Loans (which balance will be deducted from the Merger Consideration payable by GCP upon the consummation of the Merger as described above). If the Company is not able to discharge all of its actual and contingent liabilities (other than the Assumed Liabilities and the NationsCredit Loans) by the Effective Time, a portion of the Merger Consideration mutually acceptable to GCP and the Company will be placed in reserves at the Effective Time. Any portion of such reserves which is not ultimately required for the discharge of such actual and contingent liabilities of the Company as of the Effective Time (together with interest thereon while such funds are held in escrow) will be delivered from escrow to the Exchange Agent as soon as practicable following the Effective Time. The Surviving Corporation of the Merger will be a wholly-owned subsidiary of GCP, and the rights of the Company's shareholders will thereafter consist solely of their rights to receive their portion of the Merger Consideration (the "Merger Consideration Per Share").

     Depending upon the outcome of certain events and adjustments which are described in this Proxy Statement, the Company now estimates that the Merger Consideration Per Share will be approximately [$3.25] to [$3.45] per share of Common Stock. Such estimate is, however, subject to change in light of the outcome of those future events and adjustments as described in this Proxy Statement. Therefore, there is no assurance as to the amount of the Merger Consideration Per Share which will ultimately be available for distribution to the Company's shareholders. See "THE MERGER--The Merger Agreement--Estimate of Merger Consideration Per Share."

TREATMENT OF OPTIONS AND WARRANTS

     As of the Record Date, the Company had outstanding (i) stock options for a total of [595,016] shares of Common Stock (of which [144,794] shares were then vested) with an average exercise price of approximately [$1.22] per share, (ii) warrants (which were then fully vested) for a total of 1,753,200 shares of Common Stock with an exercise price of $5.50 per share, and (iii) an underwriter's warrant (which was then fully vested) for 160,000 shares of Common Stock with an exercise price of $7.25 per share and 160,000 warrants with an exercise price of $0.15 per warrant. Under the terms of the Merger Agreement, the stock option agreements for the Company's outstanding stock options, and the agreements relating to the Company's outstanding warrants and underwriter's warrant, the holders of such outstanding stock options and warrants (to the extent vested as of the Effective Time) will be entitled to receive a cash payment (if any) from the Merger Consideration equal to the excess of (i) the portion of the Merger Consideration which such holders would be entitled to receive had they exercised such stock options and warrants immediately prior to the Effective Time, over (ii) the exercise price of such stock options and warrants. The Merger will not result in the acceleration of any vesting under the Company's outstanding stock options and, to the extent that options are not vested as of the Effective Time, such options will expire as of the Effective Time. The Company now anticipates that, since the Merger Consideration Per Share will be less than the exercise price of the warrants and the underwriter's warrant, the Merger will result in the holders of the warrants and underwriter's warrant having no right to payment from the Merger Consideration. See "CERTAIN CONSIDERATIONS RELATING TO THE MERGER - Treatment of Options and Warrants" and "THE MERGER - The Merger Agreement - Stock Options and Warrants."

CONDITIONS TO THE MERGER

         The obligations of the Company and GCP to consummate the Merger are subject to various conditions, including obtaining requisite shareholder approval and other conditions customary to transactions of this nature. [As of the date of this Proxy Statement, the Company anticipates that such conditions will likely be satisfied by or promptly after the date of the Special Meeting and that the Merger will be effected promptly following such meeting]. See "THE MERGER--The Merger Agreement--Conditions to the Merger."

NO SOLICITATION OF ACQUISITION PROPOSALS

     Pursuant to the Merger Agreement, the Company and its representatives are prohibited from encouraging or seeking acquisition proposals from persons or entities other than GCP, or furnishing any non-public information to any such person relating to such an acquisition proposal. If the Company receives an unsolicited acquisition proposal or information request, the Company can provide information to and negotiate with the person making such proposal or request, if the Company's Board of Directors determines in good faith and based, as to legal matters, upon the advice of outside counsel that failing to do so would be a breach of its fiduciary duties. The Merger Agreement further provides that if the Company's Board of Directors determines in good faith based, as to legal matters, upon the advice of outside legal counsel that it would breach its fiduciary duties to shareholders by not accepting an unsolicited proposal and entering into a definitive agreement with respect thereto (a "Competing Transaction"), the Company has the option to terminate the Merger Agreement by paying to GCP an amount equal to (a) GCP's expenses incurred in connection with the Merger, up to a maximum of $110,000, plus (b) fifty percent (50%) of the difference between the Merger Consideration and the consideration received in a Competing Transaction, provided that the sum of (a) and (b) above will in no event be less than (i) $500,000 if the Competing Transaction is consummated within 120 days of the termination of the Merger Agreement, or (ii) $300,000 if the Competing Transaction is not consummated within 120 days of the termination of the Merger Agreement. See "THE MERGER--The Merger--No Solicitation of Acquisition Proposals" and "--Termination Fee and Expenses."

TERMINATION

     The Merger Agreement may be terminated in certain circumstances (at any time prior to consummation, whether before or after approval and adoption of the Merger Agreement by the shareholders of the Company), including the following:
(i) by the Company pursuant to the provisions described above regarding unsolicited proposals; (ii) by mutual written agreement of the Company and GCP; or (iii) by either the Company or GCP (a) if there has been a material breach of any representation, warranty, covenant or agreement of the other party set forth in the Merger Agreement, (b) if any required approval of the Company's shareholders is not obtained, (c) if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable, or (d) at any time after August 31, 1998, if the Merger has not been consummated on or before such date and such failure to consummate is not caused by a breach of the Merger Agreement by the party electing to terminate the Merger Agreement. See "THE MERGER--The Merger Agreement-- Termination." In some circumstances, such a termination will require the Company to pay GCP a termination fee and reimburse GCP for its expenses. See "THE MERGER--The Merger Agreement-- Termination Fee and Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In consideration of the recommendation of the Company's Board of Directors with respect to the Merger, the Company's shareholders should be aware that the Company's executive officers and directors have certain interests in the Merger that may present them with actual or apparent conflicts of interest in connection with the Merger. These include, among others, the right to receive cash payments from the Merger Consideration in exchange for their shares of Common Stock and their stock options which are vested as of the Effective Time, rights to certain payments under the Company's 1998 Key Employee Bonus Plan, and provisions in the Merger Agreement relating to continuation of the Company's director and officer liability insurance following the consummation of the Merger. The benefits to be received by the Company's executive officers and directors pursuant to the foregoing arrangements are described in this Proxy Statement under "CERTAIN CONSIDERATIONS RELATING TO THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The conversion of Common Stock into the right to receive cash consideration in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. Each of the Company's shareholders will therefore generally recognize gain or loss at the Effective Time equal to the difference between (i) the sum of such shareholder's Merger Consideration Per Share to be received in exchange for such shareholder's shares of Common Stock; and (ii) such shareholder's tax basis in such shares. Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them resulting from the Merger, including the applicability and effect of federal, state, local, foreign and other tax laws. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

DISSENTERS' RIGHTS

     Under Nevada law, shareholders who vote against or abstain from voting in favor of the Merger and file a demand for appraisals no later than the date of the shareholder vote on the Merger have the right to obtain cash payment for the "fair market value" of their shares of Common Stock (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, a shareholder must comply with all the procedural requirements of Nevada Revised Statutes Sections 92A.300 to 92A.500, a description of which is provided below under the heading "THE MERGER-- Dissenters' Rights" and the full text of which are attached to this Proxy Statement as Annex III. Such "fair market value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under such Sections of the NRS may result in loss of such statutory appraisal rights. See "THE MERGER--Dissenters' Rights" and Annex III to this Proxy Statement.

                               THE SPECIAL MEETING
GENERAL

     This Proxy Statement is furnished to the holders of shares of the Company's Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders to be held at 10:00 a.m. local time, on Tuesday, June 30, 1998, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts, and at any adjournment thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, shareholders will be asked to consider and vote upon the proposed approval of the Merger Agreement, which provides for the Merger of Acquiror Sub with and into the Company. The Surviving Corporation of the Merger will be a wholly-owned subsidiary of GCP, and the rights of the Company shareholders will thereafter consist solely of their rights to receive their Merger Consideration Per Share.

     THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

VOTING AT THE SPECIAL MEETING; RECORD DATE; REQUIRED VOTE

     The Board of Directors has fixed the close of business on May __, 1998 as the Record Date for the Special Meeting and any adjournment thereof. Only shareholders of record on such date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the outstanding voting securities of the Company consisted of [4,165,859] shares of Common Stock held by approximately ___ holders of record. Each share of Common Stock (except if held by the Company) is entitled to one vote. All such shares will vote together as a single class on the matters expected to be acted on at the Special Meeting.

     Approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote. Obtaining such vote is a condition to consummation of the Merger. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy card is returned by a broker holding shares of Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter, such shares will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be voted with respect to such matter. Because approval of the Merger Agreement requires the affirmative vote of a majority of all shares of the Company's Common Stock outstanding and entitled to vote at the Special Meeting, abstentions and "broker non-votes" will therefore have the same effect as a vote against the Merger.

     As of the Record Date, the Company's executive officers and directors had the right to vote approximately [38]% of the outstanding shares of Common Stock. Each of the executive officers and directors has advised the Company that he intends to vote all of such shares in favor of the approval of the Merger Agreement. As of the Record Date, GCP owned no shares of Common Stock.

PROXIES

     This Proxy Statement is furnished to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Special Meeting. All shares of Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the approval of the Merger Agreement.

     If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company has no knowledge of any matters to be presented at the Special Meeting other than those matters described herein.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the American Stock Transfer & Trust Company ("AST"), the transfer agent of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to AST at or before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holders of such shares to vote personally at the Special Meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005,
Attention: Proxy Department, at or before the taking of the vote at the Special Meeting.

     If a quorum is not present at the time of the Special Meeting, or if fewer shares are likely to be voted in favor of approval of the Merger Agreement than the number required for approval, the Special Meeting may be adjourned, with or without a vote of shareholders, for the purpose of obtaining additional proxies or votes or for any other purpose. If the Company proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment. At any subsequent reconvened session of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original session of Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous session of the meeting.

     Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing this Proxy Statement, will be borne by the Company. Such expenses are expected not to exceed $75,000. In addition to solicitation by the use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, fax or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has also retained American Stock Transfer & Trust Company ("AST") to solicit proxies. Pursuant to its contract with AST, the Company will pay AST fees and expense reimbursements of approximately $10,000 in connection with the solicitation of proxies. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                  CERTAIN CONSIDERATIONS RELATING TO THE MERGER

BACKGROUND OF THE MERGER

     Since the Company was formed in 1994, the Company's business plan has focused on the development, acquisition, operation and management of public, semi-private, and resort golf courses and golf practice facilities. As of December 31, 1997, the Company owned and operated the 27-hole The Badlands Golf Club in Las Vegas, Nevada ("The Badlands"), and held a minority equity interest in and managed the Las Vegas International Golf Center in Las Vegas. The Company also then had a management contract for New England Country Club in Bellingham, Massachusetts, a minority equity interest in Golftown Practice Center in Saugus, Massachusetts, and certain development rights relating to the proposed development of a golf course at the Stonebridge Ranch in McKinney, Texas. In January 1998, the Company entered into an additional management agreement to manage a new municipal golf facility in North Hempstead, New York. See "Description of Business" and "Properties" in Items 1 and 2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 which accompanies this Proxy Statement and is incorporated herein by reference.

     Despite the Company's continued efforts to diversify its business through the development, acquisition and management of multiple golf courses and golf practice facilities, the major portion of its business has to date involved the development and subsequent ownership and operation of The Badlands, which represented approximately 91% of the Company's total assets at December 31, 1997 and approximately 96% of the Company's total revenues for the year then ended. The Company has increasingly come to the conclusion that its relatively small size and financial resources place it at a competitive disadvantage as compared to companies with greater financial resources in competing for attractive development, acquisition and management opportunities. In addition, some of the Company's competitors with greater financial resources are organized as Real Estate Investment Trusts ("REITS") which have tax advantages and lower costs of capital as compared to the Company. The Company's competitive disadvantage is further impacted by the added costs and disclosure obligations to which the Company is subject because its Common Stock is publicly held, since the Company's principal competitors are either large companies (some of which are also publicly held but which are able to allocate their increased overhead costs over multiple facilities) or private companies which do not have such added costs and disclosure obligations. As a result, the Company has in recent months explored various options to the business plan which the Company has pursued since its formation.

     As part of its ongoing activities with regard to potential transactions involving golf courses and golf practice facilities, the Company has from time to time engaged in preliminary discussions with various parties relating to the possible sale or other transactions involving The Badlands and its other assets. During November 1997, the Company received a preliminary offer from an unaffiliated party with respect to a possible purchase of The Badlands by an affiliate of that party for $24.0 million (from which would be deducted the mortgage debt and certain other liabilities relating to The Badlands). Although the Company conducted extensive preliminary discussions with that party and, following execution of a confidentiality agreement, allowed that party to conduct due diligence, no letter of intent or other mutually acceptable written understanding was signed.

     On January 30, 1998, the Company received a preliminary proposal from American Golf Corporation ("AGC"), which is the lessee of five golf courses now owned or under development by GCP or by other entities controlled by the principals of GCP, under which a lessor/owner who would lease The Badlands to AGC would purchase The Badlands for a purchase price equal to $25.0 million (from which would be deducted the NationsCredit Loans and certain other liabilities related to The Badlands). Following execution of a confidentiality agreement, the Company allowed AGC and GCP (as AGC's designee) to conduct due diligence on The

Badlands and on the other assets and liabilities of the Company. Since a sale by the Company of The Badlands would result in the Company incurring significant capital gains taxes based upon the difference between the purchase price and the Company's tax basis in The Badlands, the Company inquired whether GCP would be interested in acquiring the Company through a cash merger. AGC and GCP responded on February 11, 1998 that GCP would be interested in such a merger provided that, prior to the merger, the Company would dispose of all of its assets and liabilities other than The Badlands. Further discussions ensued, which resulted in a subsequent preliminary offer letter dated February 25, 1998. The February 25 letter clarified that it was GCP which was offering to acquire the Company by cash merger and increased the offered price from $25.0 million to $26.0 million (subject to the deductions described above) provided that certain other terms of the original preliminary offer were modified.

     While the foregoing discussions with AGC and GCP were in process, the Company also received a revised preliminary offer from the party referred to above which had originally expressed interest in acquiring The Badlands. Under that revised preliminary offer, an affiliate of that party would, subject to various contingencies and other terms, either acquire the Company by merger or purchase The Badlands, with the basic price under either transaction being $25.0 million (from which would be deducted the NationsCredit Loans and certain other liabilities associated with The Badlands). The Company also received certain other preliminary offers for The Badlands from other unrelated parties, all of which the Company rejected because the price offered was less attractive to the Company than the preliminary offers from GCP and the other party referred to above, and because of concerns about the ability of the parties involved in such other offers to be able to satisfy the financing contingencies to which those offers were subject.

     In light of the ongoing discussions described above, the Company's Board of Directors decided at a meeting held on March 2 that the Company should engage a financial advisor to assist the Company with regard to a potential asset sale or merger transaction, and the Board then appointed a special committee of Messrs. Abrams, Bernstein and Stanzler to interview and engage such an advisor. After interviewing several potential firms, the committee selected Stonebridge Associates, LLC ("Stonebridge") to act as the financial advisor to the Company in connection with such potential transactions. On March 5, the Board confirmed the appointment of Stonebridge, and an engagement letter dated March 5 was then signed between Stonebridge and the Company. On March 6, 1998, the Company issued a press release announcing that it had received a proposal from an outside party to purchase The Badlands and that it had engaged an investment banking firm to assist the Company in evaluating that proposal and to assess additional alternatives. On being advised that the Company had appointed a financial advisor, the party referred to above which had originally made a preliminary offer to purchase The Badlands advised the Company that it was not interested in being involved in a competitive bidding process.

     The Company then held further discussions with AGC and GCP, as well as with three other parties which the Company identified as being qualified and potentially interested in a transaction with the Company similar to that which had been proposed by GCP. Each of those other parties advised the Company that they were not then interested in pursuing discussions with the Company about a potential acquisition of either the Company or of The Badlands on terms which the Company deemed attractive.

     At a meeting held on March 25, the Company's Board of Directors authorized the Company's management and Stonebridge to negotiate the final terms of a letter of intent with GCP and also considered potential alternatives for the Company's proposed disposition of all of its assets and liabilities, other than The Badlands and liabilities relating to The Badlands, as would be required under the offer which had been received from GCP. Assisted by their respective counsel and by Stonebridge, the Company and GCP then prepared a summary of indicative terms setting forth the basic terms of the proposed Merger, which summary was signed by the Company, GCP and AGC on April 1. The Company also provided to GCP and its counsel further information about the Company, and the proposed form of the Merger Agreement was negotiated and prepared.

     The Company's Board of Directors held a meeting on April 20 at which Stonebridge delivered to the Board a fairness opinion which is described below under "Financial Advisor; Fairness Opinion." The Board then approved the Merger Agreement substantially in the form presented to the meeting, subject to further modifications. The management personnel of the Company and GCP then held further negotiations to resolve certain then open issues with respect to the Merger Agreement (including, in particular, the level of working capital for The Badlands which would be required as part of the Merger), and GCP presented to the Company copies of initial forms of its financing commitments relating to the Merger. See "THE MERGER -Financing Arrangements by GCP." After resolution of those further negotiations and delivery of modified forms of those financial commitments, the final form of the Merger Agreement was prepared.

     On May 6, 1998, Stonebridge presented to the Company's Board the final form of its fairness opinion as described below under "Financial Advisor; Fairness Opinion," and the Company's Board of Directors then approved the final form of the Merger Agreement. On May 7, GCP deposited into escrow the $500,000 payment required under the Merger Agreement (see "THE MERGER - The Merger Agreement - Escrow Arrangements"), and the Company and GCP signed the Merger Agreement late in the afternoon on May 7. Promptly after the signing but subsequent to the close of trading in the Company's Common Stock on May 7, the Company issued a press release describing the signing of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved the Merger Agreement and believes that the Merger is fair to, and in the best interests of, the Company's shareholders. The Board of Directors recommends that shareholders vote FOR approval of the Merger Agreement. Each of the Company's directors has advised the Company that he intends to vote all his shares of Common Stock in favor of the Merger Agreement.

     In reaching its decision, the Company's Board of Directors has considered a number of factors including, without limitation, the following:

     l. Based primarily upon the increasing competition which the Company is facing from larger and better capitalized companies, the Board of Directors believes that the Company's shareholders will be better served by winding up the Company's affairs through the Merger (which will result in a significant cash payment to the shareholders), rather than by continuing to operate the Company in accordance with its original business plan. See "CERTAIN CONSIDERATIONS RELATING TO THE MERGER - Background of the Merger."

     2. Although the amount of the Merger Consideration Per Share will be determined by the outcome of certain future events and adjustments as described in this Proxy Statement, the Company now estimates, based upon the information available to the Company as of the date of this Proxy Statement, that the Merger Consideration Per Share will be approximately [$3.25] to [$3.45] per share of Common Stock. As described below under "Financial Advisor; Fairness Opinion" and elsewhere in this Proxy Statement under "PRICE RANGE OF COMMON STOCK," such range represents a significant premium over the price ranges at which the Common Stock has traded in recent periods. The Board of Directors believes that, if the Merger is not consummated, the market price of the Common Stock may decline to the significantly lower price ranges at which the Common Stock has traded at various periods prior to the end of 1997.

     3. As described below under "Financial Advisor; Fairness Opinion," the Board has received the opinion of Stonebridge, the Company's financial advisor, that as of the date the opinion was rendered (May 6, 1998) the Merger Consideration Per Share is fair to the Company's shareholders from a financial point of view.

     4. The terms of the Merger Agreement contain relatively few contingencies as compared to other agreements for similar transactions. In particular, GCP's obligation under the Merger Agreement to consummate the Merger is not conditioned upon the completion by GCP of any financing arrangements. See "THE MERGER - Financing Arrangements by GCP."

     5. As described under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," the conversion of the Company's Common Stock into a right to receive cash consideration in the Merger will be a taxable transaction for federal income tax purposes, and the Company's shareholders will therefore generally realize either a taxable gain or loss depending upon their respective tax basis in their shares. However, the cash consideration to be received by the shareholders will not be further reduced by the amount of the capital gains taxes that the Company itself would realize if, instead of participating in the Merger, the Company were to sell The Badlands in an asset sale for cash either to GCP or to another purchaser.

     In view of the variety of factors considered by the Company's Board of Directors, the Board did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Consequently, the Board did not quantify the assumptions and results of its analysis in reaching its determination that the Merger is fair to, and in the best interests of, the Company's shareholders.

FINANCIAL ADVISOR; FAIRNESS OPINION

     Pursuant to the engagement letter dated March 5, 1998 entered into between the Company and Stonebridge, Stonebridge agreed to act as the Company's financial advisor with respect to the preliminary offers which the Company had previously received from two parties as described above in "Background of the Merger" to acquire either the Company or certain of its assets (the "Transaction"). Should the Company enter into a definitive agreement with a prospective acquirer relating to the Transaction, Stonebridge agreed to undertake an analysis to determine the fairness to the Company's shareholders, from a financial point of view, of the consideration exchanged in the proposed Transaction and render a written opinion to the Company's Board of Directors as to such fairness.

     Stonebridge is a private investment banking firm that specializes in providing a broad range of corporate finance services to middle market and emerging growth companies. Its primary areas of focus include mergers and acquisitions, divestitures and private placements of debt and equity securities, as well as related corporate finance advisory services such as fairness opinions, valuations and restructurings and recapitalizations. The firm is based in Boston, Massachusetts.

     At the April 20, 1998 meeting of the Company's Board of Directors at which the preliminary form of the Merger Agreement was approved, Stonebridge rendered its written opinion to the Company's Board of Directors, based on various considerations and assumptions discussed below and Stonebridge's general knowledge of the mergers and acquisitions market, that as of such date, the Merger Consideration Per Share to be received by the holders of the Common Stock in the Merger was fair, from a financial point of view, to the shareholders of the Company. On May 6, 1998, Stonebridge rendered a revised written opinion (the "Fairness Opinion") which updated the original opinion in light of the changes to the Merger Agreement which had been made between April 20 and May 6, and the Fairness Opinion was therefore available to the Company's directors when they approved the final form of the Merger Agreement on May 6. THE FULL TEXT OF THE FAIRNESS OPINION WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS INCLUDED AS ANNEX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SHAREHOLDERS ARE URGED TO READ THE FAIRNESS OPINION CAREFULLY IN ITS ENTIRETY. THE FAIRNESS OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE COMPANY'S SHAREHOLDERS OF THE MERGER CONSIDERATION PER SHARE FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED FOR THE INFORMATION OF THE BOARD OF DIRECTORS ONLY IN CONNECTION WITH ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECTS OF THE

MERGER OR ANY RELATED TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF STONEBRIDGE SET FORTH IN THIS PROXY STATEMENT IS A DESCRIPTION OF THE MATERIAL ASPECTS OF THE OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION INCLUDED IN ANNEX II.

     Stonebridge, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, corporate restructurings, and valuations for estate, corporate, and other purposes. In rendering the Fairness Opinion, Stonebridge took into account its assessment of general economic, market, financial and other conditions, as well as its experience in connection with similar transactions and securities evaluation generally. The Fairness Opinion was necessarily based upon conditions as they existed and could be evaluated as of the date of the opinion. Stonebridge was not engaged to solicit, and did not solicit, potential purchasers for the Company, and did not consider specific alternative transactions involving the Company. For the purposes of rendering its opinion, Stonebridge assumed that the Merger will be consummated on the terms set forth in the draft Merger Agreement reviewed by Stonebridge without waiver or amendment.

     In connection with rendering the Fairness Opinion, Stonebridge reviewed and examined, among other items, the following: (i) a draft dated May 6, 1998 of the Merger Agreement; (ii) certain publicly available information concerning the Company, including its Annual Reports on Form 10-KSB of the Company for each of the fiscal years in the three year period ended December 31, 1997 and proxy statements for each of the fiscal years in the two year period ended December 31, 1996; (iii) unaudited internal financial statements for the three month period ended March 31, 1998, (iv) financial and operating information with respect to the business, operations and prospects of the Company, The Badlands and the Las Vegas International Golf Center, LLC; (v) the terms and conditions of other operating and development agreements to which the Company is party;
(vi) certain internal business plans and financial forecasts prepared by management of the Company; (vii) certain appraisals of The Badlands Golf Club and Las Vegas International Golf Center properties; and (viii) certain publicly available information concerning other companies in the golf industry, the trading markets for such companies' securities and the nature and terms of certain other merger and acquisition transactions that Stonebridge believed to be relevant to its inquiry. During the course of its review, Stonebridge met and had discussions with management of the Company concerning the alternatives for the sale or other disposition of the assets of the Company that will not be acquired by GCP in the Merger. Stonebridge reviewed with management certain proposals regarding the sale and disposition of these assets, and reviewed management's range of estimates for the proceeds which the Company expects to receive from such sale or disposition. Additionally, Stonebridge discussed with management their assessment of the Company's business and operations, assets, liabilities, present financial condition, the general condition and future prospects for the business in which the Company is engaged and other matters which Stonebridge believed to be relevant.

     In its review and examination and in arriving at its opinion, Stonebridge assumed and relied only upon the accuracy and completeness of the financial and other information that was available to it from public sources or that was provided to it by the Company or its representatives. With respect to the financial forecasts, Stonebridge assumed that they were reasonably prepared on the bases reflecting the best currently-available estimates and judgments of the Company's management as to the future operating and financial performance of the Company, and that such forecasts would be realized in the amounts and in the time periods currently estimated by the Company's management. Stonebridge did not make any independent evaluation or appraisal of the assets or liabilities of the Company. Stonebridge relied upon the representations of the Company contained in the Merger Agreement with respect to legal and other matters. The Fairness Opinion is necessarily based upon general economic, market, financial and other conditions as they existed and could be evaluated as of the date of the opinion.

     In connection with its opinion, Stonebridge performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and therefore such an opinion is not necessarily susceptible to summary description. Furthermore, in arriving at its opinion, Stonebridge did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stonebridge believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the preparation of the Fairness Opinion. In performing its analyses, Stonebridge made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than such estimates. Any theoretical or implied values derived from these analyses are not necessarily indicative of actual fair market values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     The following is a brief summary of the analyses underlying the Fairness Opinion. This summary does not purport to be a complete description of the analyses underlying the Fairness Opinion.

     Transaction Overview. Stonebridge noted that the Merger Agreement provides that it is the intent of the parties that the only assets to vest in the surviving corporation shall be the tangible and intangible assets related to The Badlands, and certain other specified assets (together with The Badlands, the "Acquired Assets") and the only liabilities to become liabilities of the surviving corporation shall be certain specified liabilities ("Assumed Liabilities"). The Merger

Agreement further contemplates that at the effective time of the Merger, each shareholder of the Company will be entitled to receive in cash, for each share of the Company's Common Stock owned by such shareholder, the Merger Consideration Per Share, which is defined in the Merger Agreement to mean: (A) an amount equal to: (i) $26,000,000; (ii) LESS: (a) the principal balance outstanding, accrued interest and prepayment penalties due on the Company's NationsCredit loans at the time of the closing of the Merger (subject to certain specified limitations); (b) any costs and expenses relating to the Merger payable by the Company; and (c) the amount of the liabilities of the Company not included as Assumed Liabilities and not paid by the Company prior to the effective time of the Merger; (iii) PLUS the proceeds, if any, received by the Company from the exercise of Company Stock Options, as defined in the Merger Agreement, prior to the closing of the Merger; (iv) PLUS or MINUS, as the case may be, the adjustment required to cause the Target Net Current Asset Position (as defined in the Merger Agreement) to have been achieved; (B) divided by the number of shares of the Company's Common Stock outstanding immediately prior to the effective time of the Merger (or then subject to outstanding vested stock options or warrants having an exercise price less than the Merger Consideration Per Share). The Merger Agreement further provides that the Company shall use all proceeds from the sale and disposition of assets which are not Acquired Assets to pay the liabilities of the Company not included as Assumed Liabilities and to reduce the Company's indebtedness under the NationsCredit loans. Any excess is added to the calculation of the Merger Consideration Per Share.

     Merger Consideration Per Share Analysis. Stonebridge reviewed with the Company's management the terms of the following transactions related to the Merger as presented by management to Stonebridge, and assumed that these transactions would be effected prior to or coincident with the closing of the
Merger: (i) divestiture of the Company's ownership interest in the Las Vegas International Golf Center ("LVIGC"); (ii) assignment of the Company's rights and obligations under a management contract for the Harbor Links Golf Course in North Hempstead, New York; (iii) divestiture of the Company's ownership interest in Golftown, Inc. in Saugus, Massachusetts; and (iv) reimbursement of Company expenses related to the proposed Stonebridge Ranch development. Based upon information and projections supplied by the Company's management, Stonebridge also made assumptions concerning the Company's expenses in connection with the Merger; certain severance payments; the Company's net working capital position at the Merger closing; and the Company's operating cash flow from March 31, 1998 to July 15, 1998. After considering the foregoing and taking into account that the final financial terms and provisions could vary from those presented, Stonebridge estimated that the Merger Consideration Per Share could vary between $3.06 and $3.49.

     Stock Trading History. Stonebridge reviewed the trading history for the Company's Common Stock in terms of both price and trading volume for the three year period preceding March 6, 1998, the day that the Company announced that it was considering a proposal regarding the potential sale of The Badlands as well as evaluating other strategic alternatives (the "Announcement Date"). Stonebridge observed that the Company's stock price ranged from a high of $5.50 per share in September 1995 to a low of $1.56 per share in December 1997. Over this three year time period, average daily trading volume was approximately 8,890 shares. Stonebridge also observed that in the thirty day period prior to the Announcement Date, the Company's stock price increased from $2.03 to $2.88 per share, and average daily trading volume increased to approximately 46,414 shares, which was more than four times the approximate average daily trading volume of 10,113 shares for the 52 week period preceding the Announcement Date.

     Stonebridge also compared the Company's stock price history over the three year period preceding the Announcement Date to the performance of a number of equity indices including: (i) the S&P 500 Index; (ii) the S&P 600 Small Cap Index, and (iii) a peer group comprised of several public companies in the golf facility development and management business believed by Stonebridge to be comparable to the Company, specifically Brassie Golf Corporation, Family Golf Centers, Inc., Golden Bear Golf, Inc., MetroGolf, Inc. and Worldwide Golf Resources, Inc. (the "Peer Group"). Stonebridge noted that over the three year period preceding the Announcement Date, the Company's stock price had increased by 4.5 percent, while the S&P 500 Index had increased by 113.2 percent, the S&P 600 SmallCap Index had increased by 97.1 percent, and the Peer Group index had increased by 27.4 percent. Stonebridge further noted that the Company (i) had a lower market float than any of the Peer Group companies; (ii) had a lower average monthly trading volume over the past twelve months than any of the Peer Group companies; (iii) had institutional ownership of less than 1% of its outstanding shares, and (iv) did not have any known institutional research analyst coverage.

     Premiums Paid Analysis. Stonebridge noted that its estimated range of $3.06 to $3.49 for the Merger Consideration Per Share represented a 6.4 percent to
21.4 percent premium over the Company's closing stock price of $2.88 on March 5, 1998 (one day prior to the Announcement Date) and a 50.6 percent to 71.8 percent premium over the Company's stock price of $2.03 on February 4, 1998 (30 days prior to Announcement Date).

     As a comparison, Stonebridge reviewed and analyzed public information on 38 acquisition transactions in the leisure and entertainment industry completed or announced between January 1, 1997 and May 1, 1998 to determine the relative premiums paid in these transactions over the target companies' stock price one day and thirty days prior to the announcement of the transaction. For these transactions, the mean and median premiums paid relative to the stock price one day prior to the announcement were 23.0 percent and 18.8 percent, respectively. Stonebridge also noted that the mean and median premiums paid relative to the stock price 30 days prior to announcement in these acquisitions were 33.3 percent and 27.4 percent, respectively. Stonebridge also examined acquisition transactions involving public companies with market capitalizations under $25 million. Of the 51 transactions that occurred between May 1, 1997 and May 1, 1998, Stonebridge observed that the mean and median premiums paid over the target's stock price one day prior to the announcement were 18.6 percent and
20.0 percent, respectively. The mean and median premiums paid over the target's stock price thirty days prior to the announcement were 32.4 percent and 25.1 percent, respectively.

     Comparable Transaction Analysis. Stonebridge examined and analyzed the key financial parameters of publicly-announced golf industry acquisition transactions during the period from January 1995 to May 1998. Of the 68 transactions examined, eight transactions involved acquired companies that operated golf properties and related businesses. Of the acquired companies in these eight transactions, three reported revenue, operating income, net income and book value information from which market multiples could be determined based on the market capitalizations of the acquired companies. Stonebridge then applied the mean and median multiples of revenue and book value to calculate an implied equity value for the Company, excluding operating income and net income multiples because the Company was not profitable on a trailing twelve-month basis. The mean and median multiples for these three acquired companies were 3.6 times and 4.4 times revenue, respectively, and 6.4 times and 1.9 times book value, respectively. Applying these multiples to the Company's 1997 reported results suggested an implied equity valuation range for the Company of $8.2 million to $12.8 million or $1.83 to $2.85 per share on a fully diluted basis. In considering these results, Stonebridge noted the relatively small number of companies used in this particular analysis.

     The remaining 60 transactions involved the acquisition of 88 specific golf course properties. Stonebridge noted that while these transactions do not represent corporate level comparative information for the Company, they offer meaningful comparative information for The Badlands. Of the 60 golf course transactions, six disclosed the revenue information for the acquired golf courses from which revenue multiples could be derived. The mean and median revenue multiples of these six transactions were 4.8 times and 4.6 times, respectively. Applying these multiples to the revenue reported by The Badlands' operations in 1997 suggested an implied total valuation for The Badlands of $17.3 million and $18.0 million, respectively. In considering these implied valuations, Stonebridge also noted that The Badlands expanded its operations in September 1997, opening an additional nine holes to create a total of 27 holes.

     Stonebridge also analyzed the 44 golf course transactions which disclosed information regarding total consideration to derive a comparative valuation measure of consideration paid per hole. Stonebridge noted that only two of the 44 transactions paid a higher consideration per hole than the approximate $963,000 consideration per hole ($26.0 million for 27 holes) contemplated in the Badlands transaction. Stonebridge then selected the seven largest value transactions in which individual golf properties were purchased for over $10 million in consideration, and noted that the mean and median consideration-per-hole paid for these seven properties were $815,000 and $594,000, respectively. Applying these mean and median multiples to The Badlands' 27 holes suggested an implied total valuation for The Badlands of $22.0 million and $16.0 million, respectively.

     As supplemental information, Stonebridge noted that a 1996 property appraisal estimated the market value of The Badlands' leasehold estate to be $20.5 million as of August 23, 1996. This appraisal was based on the initial 18 hole operations as of that date and the anticipated completion of the third nine holes by April 1997.

     Comparable Public Company Analysis. Stonebridge reviewed and compared selected historical and current operating and financial data of the Company to the corresponding data of the Peer Group. Stonebridge compared certain financial and operating parameters of these companies including revenue and revenue growth, operating income, net income, book value, operating margins, net income margins, market capitalization, and total capitalization. Based on reported financial results for the twelve month period ended December 31, 1997, Stonebridge also derived multiples of revenue, operating income, net income, and book value for each company in the Peer Group based on each company's closing stock price as of May 5, 1998 (with the exception of MetroGolf, Inc. which was acquired on February 28, 1998 by Family Golf Centers, Inc.) However, because four of the five companies in the Peer Group reported unprofitable operations in 1997, operating income and net income multiples could not be calculated.

     Over the last three fiscal years, the Company's calculated annual revenue growth rate of 61 percent was higher than that of three of the companies in the Peer Group, but lower than the Peer Group's mean revenue growth rate of 84 percent. In 1997, the Company recorded an operating income margin of -12.5 percent, which was higher than that of three companies in the Peer Group, and higher than the Peer Group's mean operating margin of -37.1 percent and median operating margin of -55.1 percent. Over the last three years the Company has reported annual net losses. In 1997, the Company's net income margin of -31.7 percent was higher than that of three companies in the Peer Group as well as higher than the Peer Group's mean of -68.0 percent, and the Peer Group's median of -88.5 percent.

     Stonebridge calculated that the Peer Group's mean and median revenue multiples for the twelve month period ended December 31, 1997 were 4.40 and 4.46 times, respectively. Applying these multiples to the Company's 1997 results suggested an implied equity valuation range for the Company of between $12.9 million and $13.2 million, or $2.88 to $2.95 per share. The mean and median multiples of book value for the Peer Group were 1.95 and 2.07 times, respectively, suggesting an implied equity valuation range for the Company of $8.6 million to $9.2 million, or $1.92 to $2.05 per share on a fully diluted basis.

     Although Stonebridge used a comparable company analysis as one method of determining the implied value of the Company, Stonebridge believes that because of inherent differences between financial and operating characteristics among the companies in the Peer Group, a purely quantitative comparative analysis of such companies by itself is not particularly meaningful. In Stonebridge's judgment, an appropriate use of a comparable company analysis in this instance necessarily involves a qualitative assessment of the different financial and operating characteristics of the companies comprising the Peer Group.

     Discounted Cash Flow Analysis. To derive a theoretical valuation of the Company's equity value based on its future business opportunities, Stonebridge performed a discounted cash flow (DCF) analysis based upon the Company management's pro forma financial projections over a five year period for The Badlands and estimates provided by management concerning the future prospects of the other business activities of the Company. To estimate the total net present value of the Company, before giving effect to its capital structure, Stonebridge discounted to present value the projected stream of after-tax cash flows and the Terminal Value (defined as the estimated future sale value) of the Company's business as reflected in the projections. For this analysis, Stonebridge applied discount rates ranging from 19 percent to 21 percent, which were selected based on a weighted average cost of capital analysis of the Company. To calculate Terminal Value, Stonebridge employed multiples of 4.0 to 5.0 times projected revenue in 2002, which were based on a review of the results of the comparable transaction and Peer Group analyses. This DCF analysis suggested an implied equity valuation range of $10.7 million to $16.5 million for the Company, or $2.39 to $3.68 per share on a fully diluted basis.

     To supplement management's pro forma projections, Stonebridge created a second set of pro forma financial projections reflecting an enhanced growth scenario by increasing management's projected revenue growth and profitability assumptions. The DCF analysis of this enhanced growth scenario indicated an implied equity valuation range for the Company of $13.0 million to $19.3 million, or $2.90 to $4.31 per share on a fully diluted basis.

     Other Services. In its capacity as financial advisor to the Company, Stonebridge worked with a special committee of the Company's Board of Directors, consisting of Messrs. Abrams, Bernstein, and Stanzler, to review and evaluate all relevant information relating to the Transaction, including the proposals previously received from the two parties as described above in "Background of the Merger". Stonebridge also assisted the Company in negotiating and structuring the final terms and conditions of the Transaction, including the sale and transfer of any of the Company's assets which were not included in the Transaction. Stonebridge was not engaged to solicit offers from parties other than the two parties which had submitted proposals to Company prior to Stonebridge's engagement.

     Financial Arrangements. Pursuant to an Engagement Letter between the Company and Stonebridge, the Company has agreed to pay Stonebridge for its services a fee of up to $145,000. Twenty-five thousand dollars became payable upon execution of the Merger Agreement, $25,000 was paid when Stonebridge commenced work on the Fairness Opinion, $50,000 was paid when the Fairness Opinion was delivered, and $45,000 will be payable if the Merger is consummated. The $25,000 which became payable upon execution of the Merger Agreement will be paid upon the earlier of consummation of the Merger or any termination by the Company of its engagement with Stonebridge. In addition, the Company has agreed to indemnify Stonebridge against certain liabilities arising out of Stonebridge's engagement and to reimburse Stonebridge for its reasonable out-of-pocket expenses and legal fees in connection with the engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company's Board of Directors with respect to the Merger, the Company's shareholders should be aware that the Company's executive officers and directors have certain interests in the Merger which may present them with actual or apparent conflicts of interest in connection with the Merger. The Board of Directors was aware of these matters and considered them together with the other factors described above under "Reasons for the Merger; Recommendation of the Company's Board of Directors."

     SHARES AND STOCK OPTIONS. The following table sets forth certain information as of the Record Date concerning the ownership by the Company's executive officers and directors of shares of Common Stock and vested options. In addition to the vested options described in the following table, the following executive officers and directors held as of the Record Date unvested stock options for the following number of additional shares of Common Stock:
Stanton V. Abrams (349,556), and Michael J. Meluskey (66,666). However, the Compensation Committee of the Company's Board of Directors voted not to exercise their discretion under the existing stock option plans and agreements to accelerate the unvested options in connection with the Merger and the Merger does not provide for acceleration of any unvested options. Accordingly, the Company now anticipates that the number of vested options held by the Company's executive officers and directors as of the Effective Time will be the same as shown in the following table provided that the Effective Time occurs at any time during 1998. Under the Merger Agreement, the shares held by Company's executive officers and directors will be treated in the same manner as shares held by other shareholders, and vested stock options held by the Company's executive officers and directors will be exchangeable for a portion of the Merger Consideration equal to the excess of (i) the amount which such holders would be entitled to receive had they exercised such options immediately prior to the Effective Time, over (ii) the exercise price of such stock options.


                                                                                               ESTIMATED TOTAL
                                                                                             PAYMENT ASSUMING A
                                                                                              MERGER CONSIDER-
NAME OF EXECUTIVE                                                                            ATION PER SHARE OF
OFFICER OR DIRECTOR                  SHARES OWNED            VESTED STOCK OPTIONS                  [$3.35]
-------------------                  ------------            --------------------            ------------------
                                                                                AVERAGE
                                                              SHARES        EXERCISE PRICE
                                                              ------        --------------
Stanton V. Abrams, President,        [1,042,681](1)               --                --           [$3,492,981]
Chief Executive Officer, and
Chairman of the Board of
Directors
Michael J. Meluskey, Treasurer,        [208,500]                  --                --             [$698,475]
Secretary and Director
Stanley Bernstein, Director            [305,000]             [20,000]           [$2.14]          [$1,045,950]
Arnold Mullen, Director                 [35,000](2)          [20,000]           [$2.14]            [$141,450]
Robert L. Seelert, Director              [3,000]             [20,000]           [$2.14]             [$34,250]
Alan L. Stanzler, Director               [5,000]             [20,000]           [$2.14]             [$40,950]

     (1) Exclusive of 4,171 shares owned by a member of Mr. Abrams' immediate family.

     (2) Includes 30,000 shares owned by a partnership of which Mr. Mullen is a partner.

     PAYMENTS UNDER THE COMPANY'S 1998 KEY EMPLOYEE BONUS PLAN. Provided that
(i) the Effective Time of the Merger occurs by not later than September 30, 1998, (ii) they provide full and complete cooperation to the Company (as determined by the Company's Board of Directors) to consummate the Merger as soon as practicable, and (iii) they remain employed by the Company until the earlier of (A) the date on which they are discharged by the Company's Board of Directors or (B) 30 days following the closing of the Merger, two of the Company's executive officers and directors will be entitled to receive certain payments under the Company's 1998 Key Employee Bonus Plan within 30 days following the Effective Time. The names and amounts of such potential payments are: Stanton V. Abrams - $250,000, and Michael J. Meluskey - $125,000. Such payments constitute a portion of the approximately $530,000 of total severance payment obligations which the Company now anticipates it will incur if the Merger is consummated to all of its employees under the Company's 1998 Key Employee Bonus Plan and other employee benefit plans and contractual arrangements. The aggregate amount of all such severance payment obligations arising as a result of the Merger will be treated under the Merger Agreement as liabilities of the Company and therefore, unless paid by the Company from other funds, will be deducted from the Merger Consideration payable by GCP on the Effective Time. See "THE MERGER - Merger Consideration."

     DIRECTOR AND OFFICER LIABILITY INSURANCE. The Merger Agreement provides that GCP will cause the Surviving Corporation to keep in effect for the benefit of the Company's officers and directors prior to the Merger the Company's director and officer liability insurance as in effect prior to the Merger to the extent the Company shall have prepaid the premium for such insurance prior to the Effective Time. See "THE MERGER - The Merger Agreement - Director and Officer Liability Insurance."

TREATMENT OF OPTIONS AND WARRANTS

     As of the Record Date, the Company had outstanding (i) stock options for a total of [595,016] shares of Common Stock (of which [144,794] shares were then vested) with an average exercise price of approximately [$1.22] per share, (ii) warrants (which were then fully vested) for a total of 1,753,200 shares with an exercise price of $5.50 per share of Common Stock, and (iii) an underwriter's warrant (which was then fully vested) for 160,000 shares of Common Stock with an exercise price of $7.25 per share and 160,000 warrants with an exercise price of $0.15 per warrant.

Under the terms of the Merger Agreement, the stock option agreements for the Company's outstanding stock options, and the agreements relating to the Company's outstanding warrants and underwriter's warrant, the holders of such outstanding stock options and warrants (to the extent vested as of the Effective
Time) will be entitled to receive a cash payment (if any) from the Merger Consideration equal to the excess of (i) the portion of the Merger Consideration which such holders would be entitled to receive had they exercised such stock options and warrants immediately prior to the Effective Time, over (ii) the exercise price of such stock options and warrants. The Merger will not result in the acceleration of any vesting under the Company's outstanding stock options and, to the extent that options are not vested as of the Effective Time, such options will expire as of the Effective Time. The Company now anticipates that since the Merger Consideration Per Share will be less than the exercise price of the warrants and underwriter's warrant, the Merger will result in the holders of the warrants and underwriter's warrant having no right to payment from the Merger Consideration. See "THE MERGER--The Merger Agreement-Stock Options and Warrants."

RISKS OF NON-CONSUMMATION

     The obligations of the Company to consummate the Merger are subject to a number of conditions, including approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of the Company's Common Stock. See "THE MERGER--The Merger Agreement--Conditions to the Merger."

EXPENSES OF THE MERGER

     The Merger will involve the payment of various expenses by the parties, and the Merger Agreement generally provides that each party will bear its own expenses in connection with the Merger. Accordingly, except to the extent that the Company can pay such expenses from other funds, the expenses incurred by the Company in connection with the Merger will be paid and deducted from the Merger Consideration which would otherwise be available for distribution to the Company's shareholders and option holders. The Company now estimates that it will incur, commencing with the receipt of the preliminary offer from AGC on January 30, 1998, aggregate expenses of approximately [$477,500] for services and expenses relating to the Merger (namely, closing adjustments of approximately [$15,000]; legal, accounting, filing, duplication, mailing and other miscellaneous expenses of approximately [$292,500]; fees and expense reimbursements payable to Stonebridge of approximately [$160,000]; and fees and expenses of the Exchange Agent of approximately [$10,000]. However, the actual expenses to be incurred by the Company will not be known until shortly prior to the Effective Time, and such actual expenses could differ significantly from these estimates. See "THE MERGER--The Merger Agreement--Termination Fee and Expenses."

                                   THE MERGER

     The following description of certain provisions of the Merger Agreement and the exhibits and schedules thereto is only a summary and does not purport to be complete. This description is qualified in its entirety by reference to the complete text of the Merger Agreement, a conformed copy of which is attached hereto as Annex I and incorporated herein by reference.

FORM OF MERGER

     The Merger Agreement provides that, subject to the requisite approval by the Company's shareholders and satisfaction or waiver of certain other conditions, at the Effective Time, Acquiror Sub will be merged with and into the Company, the separate corporate existence of Acquiror Sub will cease, and the Company will continue as the Surviving Corporation. The Certificate of Incorporation and By-laws of Acquiror Sub in effect at the Effective Time, as modified by amendments approved by all parties to the Merger Agreement, will be the Articles of Incorporation and By-laws of the Surviving Corporation, and the directors and officers of Acquiror Sub at the Effective Time will be the directors and officers of the Surviving Corporation. The name of the Surviving Corporation immediately following the Merger will be "Senior Tour Players Development, Inc."

         UPON CONSUMMATION OF THE MERGER, THE SHARES OF THE COMPANY'S COMMON STOCK WILL, EXCEPT AS DESCRIBED BELOW UNDER DISSENTERS' RIGHTS, BE CONVERTED INTO THE RIGHT TO RECEIVE A PORTION OF THE MERGER CONSIDERATION (AS DESCRIBED BELOW), AND THE COMPANY'S SHAREHOLDERS WILL HAVE NO OWNERSHIP IN OR CONTROL OVER EITHER THE COMPANY OR GCP. IN ADDITION, THE COMMON STOCK WILL NO LONGER BE QUOTED IN THE NASDAQ SMALL-CAP MARKET OR TRADED ON THE BOSTON STOCK EXCHANGE.

MERGER CONSIDERATION

         The Merger Agreement provides that, prior to the Merger, the Company will sell or otherwise dispose of all of the Company's assets other than The Badlands and certain related assets (collectively, the "Acquired Assets"), and that the Company will pay or otherwise discharge all of its liabilities except for certain liabilities relating to The Badlands (the "Assumed Liabilities") and the mortgage debt to NationsCredit on The Badlands (the "NationsCredit Loans"). GCP will then acquire the Company through the Merger in exchange for a cash payment (the "Merger Consideration") equal to (i) $26.0 million, (ii) LESS the sum of (A) the then outstanding balance and certain prepayment penalties on the NationsCredit Loans, (B) any costs and expenses relating to the Merger payable by the Company, and (C) any of the Company's liabilities not included as Assumed Liabilities and not paid prior to the Effective Time, (iii) PLUS the proceeds received by the Company after the date of the Merger Agreement from the exercise of the Company's outstanding stock options, (iv) PLUS or MINUS, as the case may be, an adjustment relating to the working capital of The Badlands at the Effective Time. The amount of such adjustment to the Merger Consideration based upon the working capital of The Badlands is described in detail in Section 2.6 of the Merger Agreement. That Section defines the required level of working capital of The Badlands (excluding the deferred revenue/annual membership dues of The Badlands) as the "Target Net Current Asset Position," and provides that such level shall be equal to $650,000 as of the Effective Time.

     If the net proceeds from the sale or other disposition of all of the Company's assets other than the Acquired Assets are greater than the Company's liabilities described in (B) and (C) above (plus any amount which is required to fund the required level of working capital of The Badlands as described above), the Merger Agreement provides that the Company will be permitted to apply such excess to reduce the outstanding balance on the NationsCredit Loans (which balance will be deducted from the Merger Consideration payable by GCP upon the consummation of the Merger as described above). If the Company is not able to discharge all of its actual and contingent liabilities (other than the Assumed Liabilities and the NationsCredit Loans) by the Effective Time, a portion of the Merger Consideration mutually acceptable to GCP and the Company will be placed in reserve at the Effective Time. Any portion of such reserves which is not ultimately required for the discharge of such actual and contingent liabilities of the Company as of the Effective Time (together with interest thereon while such funds are held in escrow) will be delivered from escrow to the Exchange Agent as soon as practicable following the Effective Time.

     At the Effective Time, shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by the Company or shareholders who have duly asserted and perfected their dissenters' rights under Nevada law) shall automatically be converted into the right to receive, without interest, a portion of the Merger Consideration (the "Merger Consideration Per Share") calculated by dividing the Merger Consideration by the number of shares of Common Stock outstanding immediately prior to the Effective Time (or then subject to outstanding vested stock options or warrants having an exercise price less than the Merger Consideration Per Share). Pursuant to the Merger Agreement, no transfers of shares of Common Stock will be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

     At the Effective Time, any share of the Company's Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist. Each share of capital stock of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of the Surviving Corporation. The Surviving Corporation will be a wholly-owned subsidiary of GCP.

ESTIMATE OF MERGER CONSIDERATION PER SHARE

     In accordance with the provisions of the Merger Agreement described in the preceding section, the Merger Consideration Per Share which will be available for distribution to the Company's shareholders will be determined by the outcome of certain future events and adjustments including, in particular but without limitation, the following: (i) the amount of net proceeds which the Company will receive from the sale or other disposition prior to the Effective Time of all of its assets (other than the Acquired Assets); (ii) the amount of the Company's aggregate expenses relating to the Merger and severance payment obligations to the Company's employees arising as a result of the Merger; (iii) the aggregate outstanding balance (including prepayment penalties to the extent deductible from the Merger Consideration) on the NationsCredit Loans as of the Effective Time; (iv) the date of the Effective Time and the results of the Company's operations through the Effective Time; (v) the terms under which the Company will be able to settle or otherwise resolve its current litigation (the "White-Webber Litigation") with certain persons (the "White -Webber Group") which involves primarily the assertion by the White-Webber Group that the Company now owes to them an additional cash payment of $200,000 and the issuance of an additional 161,644 shares of Common Stock; and (vi) the number of outstanding shares of Common Stock and vested stock options as of the Effective Time. Although the aggregate amount of the Merger Consideration will be increased by the amount of the proceeds received by the Company after the date of the Merger Agreement from the exercise of the Company's outstanding stock options, the amount of such proceeds will not affect the Merger Consideration Per Share because, to the extent that vested stock options are not exercised prior to the Effective Time, the holders thereof will be entitled to share in the Merger Consideration based upon the difference between the Merger Consideration Per Share and the respective exercise prices of those vested stock options. See "The Merger Agreement -- Stock Options and Warrants" below.

     Based upon the information now available to the Company, the Company now estimates that the Merger Consideration Per Share will be approximately [$3.25] to [$3.45] per share of Common Stock. In making this estimate, the Company has made numerous assumptions, the most significant of which are as follows:

     (i) the Company will sell or otherwise dispose prior to the Effective Time all of its assets (other than the Acquired Assets) for aggregate net proceeds which, together with the cash flow from the Company's operations through the Effective Time and the payments which the Company has received and will receive through the Effective Time from the exercise of stock options, will be sufficient to enable the Company to pay or otherwise discharge all of the Company's liabilities (including the Company's expenses relating to the Merger and severance payment obligations to the Company's employees arising as a result of the Merger), except for (A) the Assumed Liabilities, (B) the NationsCredit Loans, (C) approximately $465,000 due on the Company's revolving credit facility with US Bank of Nevada, and (D) approximately $470,000 of the Company's obligation to fund the net working capital for The Badlands as required by
Section 2.6 of the Merger Agreement;

     (ii) the Company's aggregate expenses relating to the Merger will be approximately [$477,500], and the Company will incur aggregate severance payment obligations to its employees of approximately $530,000 as a result of the Merger;

     (iii) the aggregate outstanding balance (including prepayment penalties to the extent deductible from the Merger Consideration) on the NationsCredit Loans as of the Effective Time will be approximately [$9,263,000];

     (iv) the date of the Effective Time will be approximately [July 15,] 1998, and the cash flow from the Company's operations through the Effective Time will be consistent with assumption (i) above relating to the Company's ability to pay its liabilities, and therefore the Company will not be able to pay the approximately $465,000 due to the US Bank of Nevada or to fund approximately $470,000 of the $650,000 net working capital for The Badlands as required by
Section 2.6 of the Merger Agreement, which amounts will therefore need to be deducted from the Merger Consideration at the Effective Time;

     [(v) the terms under which the Company will settle or otherwise resolve the White-Webber Litigation cannot now be determined and therefore the Company must now calculate the estimated range of the Merger Consideration Per Share based on two assumptions, namely that (A) the Company will be required to deliver to the White-Webber Group (or to escrow from the Merger Consideration until such litigation is settled or otherwise discharged) a cash amount equal to approximately $[741,500] (which reflects the $200,000 additional cash payment and an amount equal to the estimated Merger Consideration Per Share times the 161,644 additional shares of Common Stock which the White-Webber Group have asserted are owed to them by the Company) and (B) the Company will be able to settle or otherwise discharge such Litigation without significant liability;] and

     (vi) there will be outstanding at the Effective Time a total of [4,165,859] shares of Common Stock, and [144,794] vested stock options having an aggregate exercise price of approximately [$242,000], which is consistent with the number of shares of Common Stock and vested stock options which were outstanding on the Record Date.

     In light of the information now available to the Company, the Company believes that the assumptions described above are reasonable. See, in particular, the descriptions of (i) the Company's business, properties and litigation and the Company's financial statements as of December 31, 1997 and March 31, 1998 which are incorporated into this Proxy Statement by reference to Items 1, 2, 3 and 7 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Items I(1) and II(1) of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (copies of which accompany this Proxy Statement), (ii) recent developments with respect to sale or other disposition and proposed sale or other disposition prior to the Effective Time of certain the Company's assets and liabilities as described herein under "DESCRIPTION OF THE COMPANY- Recent Developments;" (iii) the Company's estimated expenses relating to the Merger as described herein under "CERTAIN CONSIDERATIONS RELATING TO THE MERGER - Expenses of the Merger;" (iv) the Company's severance payment obligations to its employees arising as a result of the Merger as described under "CERTAIN CONSIDERATIONS RELATING TO THE MERGER
- Payments Under the Company's 1998 Key Employee Bonus Plan"; and (v) the Company's outstanding shares of Common Stock and stock options as of the Record Date as described herein under "THE SPECIAL MEETING- Voting at the Special Meeting; Record Date; Required Vote," and "SPECIAL CONSIDERATIONS RELATING TO THE MERGER - Treatment of Options and Warrants." However, particularly as described in the sections referred to above, the foregoing assumptions are subject to change in light of the outcome of future events and adjustments. Therefore, there is no assurance as to the amount of the Merger Consideration Per Share which will ultimately be available for distribution to the Company's shareholders.

SHAREHOLDER MEETING

     The Merger Agreement requires the Company to take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the Merger Agreement.

     The Merger Agreement provides that, subject to the fiduciary duties of the Company's Board of Directors under applicable law and the next succeeding sentence, the Company's Board of Directors shall recommend such approval and the Company shall take all lawful action to solicit such approval. The Board of Directors acting on behalf of the Company may at any time prior to the Effective Time withdraw, modify or change any recommendation regarding the Merger, or recommend any other offer or proposal, if the Board of Directors determines that the failure to so withdraw, modify, or change its recommendation would cause the Board of Directors to breach its fiduciary duties to the Company's shareholders under applicable laws as advised in writing by outside counsel. Notwithstanding anything contained therein to the contrary, any such withdrawal, modification or change of recommendation shall not constitute a breach of the Merger Agreement by the Company, but may result in the incurrence of a fee as described below in "The Merger Agreement--Termination Fee and Expenses."

EFFECTIVE TIME OF THE MERGER

     Unless otherwise mutually agreed in writing by the Company, GCP and Acquiror Sub, the closing of the Merger (the "Closing") shall occur five business days after the Company shall give notice to GCP that the Company has satisfied all of the conditions to Closing which the Company is required to satisfy in order to consummate the Merger, which satisfaction may, to the extent required, take the form of the establishment as of the Effective Time of reserves from the Merger Consideration in the manner described above under "Merger Consideration." However, if GCP notifies the Company in writing of GCP's good faith belief that one or more of the conditions to Closing the Company is required to satisfy has not, in fact, been met, and identifies the condition and the basis for GCP's belief, the Closing shall instead occur five business days after the earlier of (i) the parties' agreement that all such conditions have been satisfied, or (ii) the binding resolution of such dispute by a court or other arbiter having jurisdiction over such matter.

     The Merger will become effective on the date and at the time on which certificates of merger are filed with the Secretaries of State of the State of Nevada and Oklahoma (the "Effective Time"). Pursuant to the Merger Agreement, the filing of the certificates of merger will be made as promptly as practicable after satisfaction, or if permissible, waiver of the conditions to the Merger and provided that the Merger Agreement has not been terminated in accordance with its terms. See "The Merger Agreement--Conditions to the Merger." The Merger Agreement may be terminated by either the Company or GCP if, among other reasons, the Merger has not been consummated on or before August 31, 1998. See "The Merger Agreement--Termination."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     At the Effective Time, GCP will deposit with American Stock Transfer & Trust Company (the "Exchange Agent"), in trust for the benefit of the holders of shares of Common Stock and any holders of vested options or warrants who have rights to receive payments upon consummation of the Merger, an amount of cash equal to the Merger Consideration. As soon as practicable after the Effective Time, the Exchange Agent will send to each record holder of Common Stock a notice and a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to certificates for shares of Common Stock will pass, only upon proper delivery of such certificates to the Exchange Agent) advising the holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent the certificates for exchange into the Merger Consideration Per Share.

     SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Upon surrender to the Exchange Agent of a certificate evidencing shares of Common Stock, together with and in accordance with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive in exchange therefor the shareholder's Merger Consideration Per Share payable under the Merger Agreement (in the form of a check in respect of the shares of Common Stock theretofore evidenced by such certificate or certificates so surrendered). Upon such surrender, the Exchange Agent will, as promptly as practicable, pay the shareholder's Merger Consideration Per Share. However, if the Company is not able to discharge all of its actual and contingent liabilities (other than the Assumed Liabilities and the NationsCredit Loans) by the Effective Time, a portion of the Merger Consideration mutually acceptable to GCP and the Company will be placed in reserves at the Effective Time. Any portion of such reserves which is not ultimately required for the discharge of such actual and contingent liabilities of the Company as of the Effective Time (together with interest thereon while such funds are held in escrow) will be delivered from escrow to the Exchange Agent as soon as practicable following the Effective Time. Any such required escrow of a portion of the Merger Consideration would result in a delay in the receipt by the Company's shareholders following the exchange of their stock certificates of a corresponding portion of their Merger Consideration Per Share. Until surrendered, each such certificate (other than certificates representing shares held by the Company and shares as to which dissenters' rights have been duly asserted and perfected under Nevada law), will be deemed for all purposes to evidence only the right to receive the shareholder's Merger Consideration Per Share. In no event will the holder of any surrendered certificate be entitled to receive interest on the shareholder's Merger Consideration Per Share (except for any portion thereof the payment of which is deferred until after the Effective Time as described above).

     If all or any part of a shareholder's Merger Consideration Per Share is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it will be a condition to the payment of such consideration that the certificates so surrendered are properly endorsed and otherwise are in proper form for transfer, that such transfer is otherwise proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. From and after the Effective Time, the stock transfer books of the Company in place prior to the Effective Time will be closed and thereafter there will be no transfers on such books (other than transfers by, to or for the Company or GCP) of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation, they will be canceled and delivered to the Exchange Agent to be exchanged for an appropriate Merger Consideration Per Share as provided in the Merger Agreement.

     Any funds remaining with the Exchange Agent 180 days following the Effective Time will be delivered to the Surviving Corporation, after which time former shareholders of the Company, subject to applicable law, may look only to the Surviving Corporation for payment of their claims for their Merger Consideration Per Share in exchange for their shares of Common Stock. Such former shareholders will have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Nevada law.

FINANCING ARRANGEMENTS BY GCP

     Consummation of the Merger is not conditioned upon the completion by GCP of any financing arrangements for obtaining the cash necessary to pay the Merger Consideration upon consummation of the Merger. Prior to the execution of the Merger Agreement on May 7, 1998, GCP delivered to the Company's Board of Directors copies of the financing commitments which GCP had received under which GCP anticipates it will receive the financing necessary for it to refinance the NationsCredit Loans and to pay the Merger Consideration to the Exchange Agent on the Effective Time of the Merger.

REGULATORY MATTERS

     Under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations thereunder (the "HSR Act"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and certain waiting period requirements have been satisfied. However, the information filing and waiting period requirements of the HSR Act are applicable only to acquisition transactions which involve parties which have assets or net sales above certain specified amounts (which, in the case of an acquiror, are generally total assets or net sales of more than $100,000,000). In the Merger Agreement, GCP and Acquiror Sub have represented to the Company that they do not have total assets or net sales of more than $100,000,000. Accordingly, both the Company and GCP anticipate that the consummation of the Merger will not be conditioned upon compliance with the information filing and waiting period requirements under the HSR Act.

DISSENTERS' RIGHTS

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex III to this Proxy Statement. ANY HOLDER WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW CAREFULLY THIS DISCUSSION AND ANNEX III. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND IN ANNEX III WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     Shareholders of the Company will have dissenters' right with respect to the Merger under the Nevada Revised Statutes ("NRS") Sections 92A.300 to 92A.500, and will be entitled to receive the "fair value" of their shares upon consummation of the Merger. Under such provisions of the NRS, the "fair value" of the shares of Common Stock will be equal to the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. Sections 92A.300 through 92A.500 of the NRS are reprinted in their entirety as Annex III. All references in the NRS and in this summary to a "shareholder" are to the record holder of the shares of Common Stock as to which dissenters' rights are asserted. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

     Each shareholder electing to exercise his dissenters' rights and seek payment for the fair value of his shares must deliver to the Company, before the vote on the Merger Agreement at the Special Meeting, a written notice of his intent to demand payment for his shares of Common Stock. Shareholders should send this notice to Stanton V. Abrams, Senior Tour Players Development, Inc., 822 Boylston Street, Suite 300, Chestnut Hill, MA 02167. This written notice must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for dissenters' rights and payment for shares of Common Stock within the meaning of the NRS. Any shareholder electing to demand dissenters' rights with respect to the Merger will not be granted dissenters' rights under the NRS if such shareholder has either voted in favor of the Merger or consented thereto in writing (including by granting the proxy solicited by this Proxy Statement or by returning a signed proxy without specifying a vote against the Merger or a direction to abstain from such vote).

     If the Merger Agreement is approved at the Special Meeting, the Surviving Corporation will send a notice within 10 days after effectuation of the Merger to all of the shareholders who have satisfied the requirements to assert dissenters' rights. This notice will state where the payment demand is to be sent and where and when certificates for the shares of Common Stock must be deposited. The Surviving Corporation will include in this notice a form for the dissenting shareholder to complete which demands payment, a statement as to the date of the first announcement to news media or the shareholders of the terms of the Merger, and a requirement that the shareholder certify to the Surviving Corporation that he acquired the shares of Common Stock before that date. In addition, this notice will set a date by which the Surviving Corporation must receive the completed form of payment demand from the dissenting shareholder; the date will not be fewer than 30 days nor more than 60 days after the date of the Surviving Corporation's notice. To obtain payment for his shares, a dissenting shareholder must complete and return to the Surviving Corporation the completed form of payment demand included with the Surviving Corporation's notice and deposit his shares in accordance with the Surviving Corporation's notice.

     Within thirty (30) days after the Surviving Corporation receives the demand for payment, the Surviving Corporation will pay each dissenter who has complied with the applicable provisions of the NRS the amount the Surviving Corporation estimates to be the fair value of the dissenter's shares plus accrued interest. The Surviving Corporation will also send to the dissenting shareholder along with such payment the following items: (i) the Company's balance sheet for the year ended December 31, 1997; (ii) a statement of income for that year; (ii) a statement of changes in the shareholders' equity for that year; (iv) the latest interim financial statements; (v) a statement of the Surviving Corporation's estimate of the fair value of the shares; (vi) an explanation of how interest was calculated; (vii) a statement of the dissenter's right to demand payment under the applicable provisions of the NRS; and (viii) a copy of Sections 92A.300 through 92A.500 of the NRS. The NRS provide that the Surviving Corporation may elect to withhold payment from a dissenter, unless the shareholder was the beneficial holder of the shares before the date set forth in the Surviving Corporation's notice to dissenting shareholders. To the extent the Surviving Corporation elects to withhold payment, the Surviving Corporation must estimate the fair value of the shares of Common Stock owned by the dissenting shareholder plus accrued interest and will offer this amount to each dissenter. The Surviving Corporation must also give the dissenter an explanation of how the Surviving Corporation calculated the interest and a statement of the dissenter's right to demand payment.

     A dissenting shareholder may reject the Surviving Corporation's offer and supply his own estimate of the fair value of his shares of Common Stock plus interest and demand payment for such amount less any amount he received from the Surviving Corporation. A dissenting shareholder will waive his dissenter's right to demand payment if he fails to notify the Surviving Corporation of his dissatisfaction with the Surviving Corporation's offer within 30 days after the Surviving Corporation has made or offered payment for his shares.

     If a demand for payment remains unsettled, the Surviving Corporation may commence a judicial proceeding in the district court of the county in which the Surviving Corporation's registered office is located 60 days after receiving the payment demand and petition the court to determine the fair value of the shares of Common Stock and accrued interest owned by the dissenting shareholder. If the Surviving Corporation does not commence a proceeding, the Surviving Corporation is obligated to pay the dissenting shareholders the amounts demanded by them. The Surviving Corporation will make all dissenting shareholders parties to the proceeding. Each dissenter made a party to the suit is entitled to judgment for either of the following: (a) the amount, if any, by which the court finds the fair value of the dissenter's shares plus interest exceeds the amount paid by the Surviving Corporation or (b) the fair value, plus interest, of the dissenter's after-acquired shares for which the Surviving Corporation elected to withhold payment. The court will assess court costs against the Surviving Corporation except to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith.

THE MERGER AGREEMENT

     The following is a summary of certain terms of the Merger Agreement, a conformed copy of which is attached as Annex I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to read the Merger Agreement carefully.

     MERGER CONSIDERATION PER SHARE. At the Effective Time each outstanding share of Common Stock, other than shares as to which dissenters' rights have been duly asserted and perfected under Nevada law and shares held by the Company, will be automatically converted into the right to receive the Merger Consideration Per Share calculated as described above under "Merger Consideration" and "Estimate of Merger Consideration Per Share."

     ESCROW ARRANGEMENTS. In accordance with Section 1.8 of the Merger Agreement, GCP deposited in escrow on May 7, 1998 with Coastal Banc ssb of Houston, Texas, an aggregate of $500,000 (which amount includes $250,000 which was advanced at GCP's request by its anticipated primary mortgage lender).
Section 1.8 of the Merger Agreement provides that, if the Merger Agreement is terminated by the Company due to a material default by GCP or Acquiror Sub, the escrowed funds, along with any interest earned thereon, shall be paid to the Company. If the Merger Agreement is terminated for any other reason, the escrowed funds, along with any interest earned thereon, shall be paid to GCP. Upon closing of the transactions provided for in the Merger Agreement, the escrowed funds shall, at GCP's election, either be applied to pay a portion of the Merger Consideration or be refunded to GCP.

     STOCK OPTIONS AND WARRANTS. As of the Record Date, the Company had outstanding (i) stock options for a total of [595,016] shares of Common Stock (of which [144,794] shares were then vested), with an average exercise price of approximately [$1.22] per share, (ii) warrants (which were then fully vested) for a total of 1,753,200 shares of Common Stock with an exercise price of $5.50 per share, and (iii) an underwriter's warrant (which was then fully vested) for 160,000 shares of Common Stock with an exercise price of $7.25 per share and 160,000 warrants with an exercise price of $0.15 per warrant. Under the terms of the Merger Agreement, the stock option agreements for the Company's outstanding stock options, and the agreements relating to the Company's outstanding warrants and the underwriter's warrant, the holders of such outstanding stock options and warrants (to the extent vested as of the Effective Time) will be entitled to receive from the Merger Consideration a cash payment (if any) equal to the excess of (i) the portion of the Merger Consideration which such holders would be entitled to receive had they exercised such stock options and warrants immediately prior to the Effective Time, over (ii) the exercise price of such stock options and warrants. The Merger will not result in the acceleration of any vesting under the Company's outstanding stock options and, to the extent that options are not vested as of the Effective Time, such options will expire as of the Effective Time.

     REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of each of the Company and GCP and Acquiror Sub. These include, among other things, representations and warranties of the Company as to (i) its organization and good standing, (ii) its authority relative to the execution and delivery of, and performance of its obligations under, the Merger Agreement, (iii) its capitalization, (iv) the identity and ownership of its subsidiaries, (v) the absence of conflicts between the Merger Agreement and the Company's Articles of Incorporation and By-laws, applicable law and the contracts of the Company, (vi) the conformity to applicable accounting standards of its financial statements and the accuracy of its filings with the SEC and regulatory authorities, (vii) the absence of undisclosed liabilities in and changes with respect to its financial statements in its filing with the SEC,
(viii) the payment of taxes, (iv) the absence of pending or threatened material litigation or other actions, (x) compliance with laws, (xi) employee benefit plans, (xii) its properties, licenses and permits, (xiii) certain environmental matters, (xiv) intellectual property rights, (xv) insurance, (xvi) the absence of certain changes in the Company's financial condition and operations since December 31, 1997, and (xvii) certain matters specific to The Badlands.

     The representations and warranties of GCP and Acquiror Sub include, among other things, those as to (i) GCP's and Acquiror Sub's organization and good standing, (ii) their authority relative to the execution and delivery of, and performance of their obligations under, the Merger Agreement, (iii) the absence of conflicts between the Merger Agreement and GCP's and Acquiror Sub's Operating Agreement or Certificate of Incorporation and by-laws (as the case may be), applicable law and the contracts of GCP and Acquiror Sub, and (iv) the level of total assets and net sales of Acquirer and Acquiror Sub, which is relevant to certain provisions of the Hart-Scott-Rodino Act as described above under "Regulatory Matters."

     CERTAIN COVENANTS. Pursuant to the Merger Agreement, each of the Company and GCP has made various customary covenants for transactions of this type, including, among others, that each party will use all commercially reasonable efforts to take or cause to be taken all actions necessary or desirable to obtain all approvals and consents required to consummate the Merger.

     Pursuant to the Merger Agreement, the Company has covenanted, among other things, with respect to the following matters.

     CONDUCT OF BUSINESS PENDING THE MERGER. The Company has agreed to (a) operate its business in the ordinary course of business and consistent with its past practice and to use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective key customers and suppliers; (b) confer with GCP at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries; and (c) maintain compliance with all permits, laws, rules, regulations and orders applicable to the Company and its Subsidiaries. The Company has further agreed that, from the date of the Merger Agreement through the Effective Time, it will not: (a) increase the compensation payable to any director, officer or employee of the Company or any of its Subsidiaries, other than increases in salary or wages payable or to become payable in the ordinary course of business and consistent with the policies currently in effect; (b) grant any severance or termination pay to, or enter into any severance agreement with, any director or officer (other than as previously approved by the Company's Board of Directors); (c) enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time except on an at-will basis; or (d) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable law; (e) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (f) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its Subsidiaries' capital stock; (g) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms), or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof, except as contemplated by the Merger Agreement; (h) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with the Company's past practice); (i) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its Subsidiaries' assets, except for dispositions in the ordinary course of business and consistent with the Company's past practice and except for dispositions of the Non-Acquired Assets as contemplated in the Merger Agreement; (j) adopt any amendments to its Articles of Incorporation or Bylaws;
(k) (i) change any of its methods of accounting in effect at December 31, 1997 or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except in either case as may be required by law, the IRS, or GAAP, or in the ordinary course of business consistent with past practice; (l) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except as approved by GCP in advance; or (m) agree, in writing or otherwise, to do any of the foregoing.

     NO SOLICITATION OF ACQUISITION PROPOSALS. The Company has agreed that neither it nor its Subsidiaries and their respective officers, directors, employees, agents and advisors will enter into or continue any discussions or negotiations with any third parties with respect to any Acquisition Proposal (as defined below). The Company may furnish information and access, in each case ONLY in response to requests that were not solicited by the Company (or any officer, director, employee, agent or advisor on its behalf) after the date of the Merger Agreement, to any corporation, partnership, person or other entity or group (each, a "Potential Acquiror") pursuant to confidentiality agreements, and may participate in discussions and negotiate with a Potential Acquiror concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Subsidiary or division of the Company, but ONLY if such Potential Acquiror has submitted a written proposal to the Board of Directors relating to any such transaction, and the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would be materially inconsistent with its fiduciary duties to the Company's shareholders under the Nevada Law. The Company has agreed to notify GCP immediately if any such request or proposal, or any inquiry or contact by any third party with respect thereto, is made and to keep GCP apprised of all developments that could reasonably be expected to culminate in the Board withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by the Merger Agreement. The term "Acquisition Proposal" means any proposal or offer for a merger, consolidation or similar combination (other than the Merger contemplated by the Merger Agreement) involving the Company or any Subsidiary and any third party, or any proposal or offer to acquire a significant equity interest in the Company, or a significant portion of the assets of the Company, by a third party.

     CONDITIONS TO THE MERGER. The representative obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of the following conditions: (a) the Merger Agreement and the Merger shall have been approved by the no less than a majority of the shareholders of the Company; (b) there shall not have been instituted and there shall not be pending or threatened any action, proceeding order or decree by a governmental entity
(i) imposing or seeking to impose limitations on the ability of GCP to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries or the Acquired Assets; (ii) imposing or seeking to impose limitations on the ability of GCP or the Acquiror Sub to combine and operate the business and assets of the Company with GCP or any of its Subsidiaries or other operations; or (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on GCP, Acquiror Sub, the Company or any of their officers, directors or members; (c) the Company, GCP and the Acquiror Sub shall have obtained all third party consents and consents, waivers, approvals and authorizations required to be obtained from any governmental entity prior to consummation of the transactions contemplated in the Merger Agreement (other than the filing and recordation of Merger documents in accordance with the Nevada Law and the Oklahoma Law); (d) each of the representations and warranties of the Company on the one hand, and of GCP and the Acquiror Sub on the other hand, made in the Merger Agreement shall be true and correct in all material respects when made and as of the Effective Time; (f) the information contained in the Merger Agreement (as may be updated by either party) taken as a whole, shall not have materially adversely changed as of the Effective Time; (g) the Company on the one hand, and GCP and Acquiror Sub on the other hand, shall each have received from the other party a favorable opinion of counsel as to due organization, approval of the Merger Agreement, noncontravention of laws and other matters customarily opined to in connection with transactions similar to the Merger; and (h) the Company shall have sold, transferred or otherwise disposed of all of its assets other than the Acquired Assets.

     TERMINATION. The Merger Agreement may be terminated in certain circumstances (at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's shareholders), including the following:(a) by mutual written consent of GCP and the Company; (b) by either GCP or the Company in the event the conditions to such party's (the "Nonfailing Party's") obligations under the Merger Agreement shall not have been met or waived by the Nonfailing Party on or prior to August 31, 1998, but only if the party terminating has not caused the condition giving rise to termination to be unsatisfied through its own action or inaction; (c) by either GCP or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; (d) by GCP if the Board of Directors of the Company (i) withdraws, modifies or changes in a manner materially adverse to GCP its recommendation of the Merger Agreement or shall have resolved to do any of the foregoing, or (ii) shall have recommended to the shareholders of the Company any Alternative Transaction; (e) by the Company if, in the exercise of its judgment as to its fiduciary duties to its shareholders as imposed by applicable law and, after consultation with and receipt of advice from outside legal counsel, the Company's Board of Directors determines that such termination is required pursuant to the fiduciary duty provisions of applicable law by reason of any Alternative Transaction being made or proposed; (f) by either GCP or the Company, if any new information provided by the other party contains disclosures of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty by such other party in the Merger Agreement, unless concurrently with the delivery of such new information, such other party represents and warrants that the disclosed fact or condition can and will be corrected at such party's expense prior to the Effective Time; or (g) by either GCP or the Company, at any time after the Shareholders Meeting, in the event the Merger Agreement and the Merger are not approved by the requisite vote of the shareholders of the Company in accordance with the Nevada Law and the Articles of Incorporation and Bylaws of the Company.

     DIRECTOR AND OFFICER LIABILITY INSURANCE. GCP and Acquiror Sub have agreed to cause the Survivor Corporation to maintain the Company's director and officer liability insurance as in effect prior to the Merger, to the extent the Company shall have prepaid the premium for such insurance prior to the Effective Time.

     TERMINATION FEE AND EXPENSES. The Merger Agreement provides that, except as specifically provided below, each party will bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

     Pursuant to the Merger Agreement, the Company and its representatives are prohibited from encouraging or seeking acquisition proposals or furnishing any non-public information to any person relating to an acquisition proposal. If the Company receives an unsolicited acquisition proposal or information request, the Company can provide information to and negotiate with the person making such proposal or request, if the Company's Board of Directors determines in good faith and based, as to legal matters, upon the advice of counsel that failing to do so would be a breach of its fiduciary duties. The Merger Agreement further provides that if the Company's Board of Directors determines in good faith based, as to legal matters, upon the advice of outside legal counsel that it would breach its fiduciary duties to shareholders by not accepting an unsolicited proposal and entering into a definitive agreement with respect thereto (a "Competing Transaction"), the Company has the option to terminate the Merger Agreement by paying to GCP an amount equal to (a) GCP's expenses incurred in connection with the Merger, up to a maximum of $110,000, plus (b) fifty percent (50%) of the difference between the Merger Consideration and the consideration to be received in a Competing Transaction, provided that the sum of (a) and (b) above will be no less than (i) $500,000 if the Competing Transaction is consummated within 120 days of the termination of the Merger Agreement, or (ii) $300,000 if the Competing Transaction is not consummated within 120 days of the termination of the Merger Agreement.

     AMENDMENT; WAIVER. The Merger Agreement provides that it may be modified or amended by the parties at any time prior to the Effective Time by written agreement executed and delivered by duly authorized officers of the respective parties. Amendments may be made to the Merger Agreement without shareholder approval before or after the Special Meeting, provided that such amendments do not reduce the Merger Consideration. In addition, the conditions to each of the parties' obligations to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

     PAYMENTS TO DISSENTING SHAREHOLDERS. For a discussion of the provisions of the Merger Agreement relating to dissenting shareholders' rights, see "Dissenters' Rights" above.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for and treated by the Surviving Corporation as a purchase business combination transaction. Accordingly, the assets and liabilities of the Company will be recorded at their fair values as of the Effective Time.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax considerations resulting from the Merger. It is a summary of existing law and Treasury Regulations only, and it is not intended as a substitute for careful tax planning. No rulings will be applied for from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed herein, and thus there can be no assurance that the IRS will agree with the conclusions set forth below. Subsequent proposed, temporary or final Treasury Regulations may adopt different positions. Moreover, the legal authorities on which the discussion is based may be changed at any time. Any such changes may be retroactively applied and could modify the federal income tax consequences that result from the Merger.

     The federal income tax consequences to any particular shareholder may be affected by matters not discussed below. For example, certain types of holders (including holders who acquired shares of Common Stock pursuant to the exercise of stock options, holders who may be subject to the alternative minimum tax, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, tax-exempt organizations and regulated investment companies) may be subject to special rules not addressed herein.

     THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES RESULTING FROM THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS.

     The conversion of the Common Stock into the right to receive cash consideration in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local or other tax purposes. A holder of shares of Common Stock will recognize gain or loss at the Effective Time equal to the difference between (i) the sum of the shareholder's Merger Consideration Per Share and (ii) such shareholder's tax basis in the holder's shares of Common Stock. Recognized gain or loss will be capital gain or loss, assuming the shares of Common Stock are held as a capital asset, and will be long-term capital gain or loss if such shares of Common Stock were held for more than one year and short-term capital gain or loss if such shares of Common Stock were held for one year or less. Such gain or loss must be calculated separately for each block of shares of Common Stock (e.g. shares acquired at the same price in a single transaction) held by the holder.

     At the time the Exchange Agent notifies each of the Company's shareholders of the right to exchange such shareholder's stock certificates for such shareholder's portion of the Merger Consideration, the Exchange Agent will require each shareholder to provide a certificate with respect to such stockholder's tax identification number. Backup withholding at the rate of 20% would apply with respect to each shareholder's right to receive a portion of the Merger Consideration, unless the shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Exchange Agent with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld under these rules would be creditable against the shareholder's federal income tax liability.

                           DESCRIPTION OF THE COMPANY

INFORMATION INCORPORATED BY REFERENCE

     As described above under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," the following documents previously filed with the Securities and Exchange Commission are incorporated into this Proxy Statement by reference and copies of such documents accompany this Proxy Statement: (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997; and (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     For a description of the Company's business, properties and legal proceedings, see Items 1, 2 and 3 of such Annual Report on Form 10-KSB and Item II(1) of such Quarterly Report on Form 10-QSB. For a description of management's discussion of the Company's liquidity and capital resources, plan of operations and results of operations, see Item 6 of such Annual Report on Form 10-KSB and
Item I(2) of such Quarterly Report on Form 10-QSB. For the Company's financial statements for the years ended December 31, 1997 and 1996 and for the quarter ended March 31, 1998, see Item 7 of such Annual Report on Form 10-KSB and Item I(1) of such Quarterly Report on Form 10-QSB.

RECENT DEVELOPMENTS

     As of December 31, 1997, the Company's assets other than The Badlands (the "Non-Acquired Assets") represented approximately 9% of the Company's total assets, and the Company derived approximately 4% of its total revenues from the Non-Acquired Assets during the year ended December 31, 1997. The Merger Agreement requires that, prior to the Merger, the Company will sell or otherwise dispose of all of the Company's Non-Acquired Assets, and that the Company will pay or otherwise discharge all of its liabilities (the "Non-Assumed Liabilities") except for certain liabilities relating to The Badlands (the "Assumed Liabilities") and the mortgage debt to NationsCredit on The Badlands (the "NationsCredit Loans"). As described herein under "THE MERGER- Merger Consideration," if the Company is not able to discharge all of its actual and contingent Non-Assumed Liabilities by the Effective Time, a portion of the Merger Consideration mutually acceptable to GCP and the Company will be placed in reserves at the Effective Time, and any portion of such reserves which is not ultimately required for the discharge of such actual and contingent Non-Assumed Liabilities of the Company as of the Effective Time (together with interest thereon while such funds are held in escrow) will be delivered from escrow to the Exchange Agent as soon as practicable following the Effective Time.

     Primarily because of the provisions of the Merger Agreement described in the preceding paragraph, the Company has, since January 1, 1998, taken the following actions with respect to its Non-Acquired Assets and Non-Assumed Liabilities (which are organized for this purpose in the same order in which those Non-Acquired Assets and related Non-Assumed Liabilities appear in Items 1, 2 and 3 of the Company's Annual Report on Form 10-KSB and Item II(1) of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, copies of which accompany this Proxy Statement). Except as described below, all of such actions have involved parties which are not affiliated with the Company or its management.

HARBOR LINKS GOLF COURSE - NORTH HEMPSTEAD, NEW YORK

     On May ___, 1998, the Company assigned its Golf Facilities Management Agreement with the Town of North Hempstead (the "Town") to Arnold Palmer Golf Management, Inc. ("Palmer") in consideration of the payment by Palmer to the Company of $25,000 in cash and a release from the Town of the Company's commitment to make a $1,000,000 capital contribution to the golf facility (the "Facility") which is to be managed under that Agreement. In order to obtain such release, Palmer agreed with the Town to provide $500,000 of such capital contribution, and Stanton V. Abrams, the Company's President, agreed with the Town to provide the remaining $500,000 which Palmer was not willing to provide. In the future, Palmer and Mr. Abrams will be entitled to receive from the Facility a return of their respective capital contributions in five equal yearly installments, and interest on the portion of their respective capital contributions which have not been returned at an interest rate equal to the lesser of 2% above the prime rate as reported by the Federal Reserve Bank or the actual interest rate incurred by Palmer and Mr. Abrams to make such capital contributions.

NEW ENGLAND COUNTRY CLUB - BELLINGHAM, MASSACHUSETTS

     The management agreement for the New England Country Club provides that the Company or the owner of the Club may terminate the management agreement on 90-days notice without penalty. The Company accordingly intends to cancel the agreement without penalty, although the owner may elect to retain for at least the remainder of 1998 the services of certain of the Company's personnel who have been involved in managing the Club.

THE LEGENDS GOLF CLUB - STONEBRIDGE RANCH, MCKINNEY, TEXAS

     On March 23, 1998, the Company assigned to Westerra Holdings, LLC ("Westerra") all of the Company's development rights with respect to the Stonebridge Ranch project in McKinney, Texas. In consideration of such assignment, Westerra reimbursed the Company in full for the $323,099 of development costs which the Company had previously capitalized in connection with such development. The written development documents with Westerra had previously terminated on August 15, 1997.

GOLFTOWN PRACTICE CENTER - SAUGUS, MASSACHUSETTS

     On May ___, 1998, the Company sold its 21.8% equity ownership of Golftown, Inc. ("Golftown") to Jeffrey Abrams, who is the President of Golftown and the son of Stanton V. Abrams, the Company's President. In consideration of such transfer, Jeffrey Abrams paid to the Company approximately $29,000 in cash (which represented the investment which the Company had previously made in Golftown and costs and advances made by this Company on behalf of Golftown) and arranged for the Company to be released from the Company's guarantee of up to $295,000 of Golftown's debt to a local financial institution.

LAS VEGAS INTERNATIONAL GOLF CENTER - LAS VEGAS, NEVADA

     On June __, 1998, the Company assigned its 21.5% membership interest and rights as manager of Las Vegas Golf Center, LLC (the "LLC") to The Ranchito Company, LLC ("Ranchito"). Prior to such assignment by the Company, Ranchito was one of the two members of the LLC other than the Company, and Ranchito owned in that capacity a 30% membership interest in the LLC. In consideration of such assignment, Ranchito (i) paid $200,000 in cash to the Company, (ii) arranged for the Company to be released from the Company's joint and several guarantee of up to $4,000,000 of the LLC's indebtedness to US Bank of Nevada, and (iii) returned to the Company the 50,000 shares of the Company's Common Stock which the Company had issued to Ranchito in December 1996 in connection with the Company's acquisition of its interest in the LLC.

HEADQUARTERS OFFICES

     The Company has arranged for the Company's obligations under the lease to its corporate headquarters at 822 Boylston Street, Chestnut Hill, Massachusetts, and the related leases for various office equipment and one motor vehicle to either expire or be cancelled as of the Effective Time without payment of any significant amount by the Company.

LEGAL PROCEEDINGS

     As described in Item 3 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Item II(1) of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (copies of which accompany this Proxy Statement), the Company is currently a party to two lawsuits (the "White-Webber Litigation") with certain persons (the "White-Webber Group") which involve primarily the assertion by the White-Webber Group that the Company now owes to them an additional cash payment of $200,000 and the issuance of an additional 161,644 shares of Common Stock. [Current status of that litigation to be updated.]

     Based upon the events described above, the Company now anticipates that, prior to the Effective Time, it will sell or otherwise dispose of all of its Non-Acquired Assets and pay or otherwise discharge all of its Non-Assumed Liabilities, except to the extent that certain of such Non-Assumed Liabilities may need to be paid through deductions to the Merger Consideration as described herein under "THE MERGER -- Estimate of Merger Consideration Per Share." However, as also described in that section, a reserve from the Merger Consideration may need to be established at the Effective Time with respect to the White-Webber Litigation, or for contingent liabilities not itemized above. As described herein under "PAYMENTS TO SHAREHOLDERS," the establishment of any such reserves from the Merger Consideration would delay the delivery to the Company's shareholders of a portion of their respective Merger Consideration Per Share.


                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been traded on the Boston Stock Exchange ("BSE") under the symbol SEN and on the National Association of Securities Dealers Small-Cap Market (the "NASDAQ Small-Cap Market") under the symbol SRTR since November 16, 1994. Prior to that time, there was no public market for the Company's Common Stock. The table below presents the range of high and low closing prices for the Company's Common Stock offering) through [May 11,] 1998:

             1994                                                               HIGH          LOW
             ----                                                               ----          ---
             4th Quarter (Beginning November 16, 1994)                       $   5.00     $   2.25

             1995
             ----

             First Quarter                                                   $   3.25     $ 1.8125

             Second Quarter                                                  $   4.50     $   2.00

             Third Quarter                                                   $   5.50     $   3.75

             Fourth Quarter                                                  $  5.125     $   3.00

             1996
             ----

             First Quarter                                                   $   3.75     $   3.00

             Second Quarter                                                  $  4.675     $  3.125

             Third Quarter                                                   $   3.75     $  2.375

             Fourth Quarter                                                  $   2.75     $ 1.9375

             1997
             ----

             First Quarter                                                   $  2.625     $ 1.6875

             Second Quarter                                                  $ 2.8125     $  1.625

             Third Quarter                                                   $ 2.0625     $   1.75

             Fourth Quarter                                                  $ 2.5625     $   1.50

             1998
             ----

             First Quarter                                                   $ 3.375      $1.9375

             Second Quarter (through [May 11], 1998)                         $ 4.125      $2.625


     On March 5, 1998, the day prior to the Company's press release that it had received a proposal to purchase The Badlands and that it had engaged an investment banking firm to assist the Company in evaluating the proposal and to assess additional alternatives, the closing price of the Common Stock on the NASDAQ Small-Cap Market was $2.875. At the close of trading on May 7, 1998, which occurred prior to the Company's press release on that day that it had entered into the Merger Agreement, the closing price of the Common Stock on the NASDAQ Small-Cap Market was $2.9375. On _____, 1998, which is the latest practicable date prior to the mailing of this Proxy Statement, the closing price of the Common Stock on the NASDAQ Small-Cap Market was $___________.

     The Company has paid no cash dividends on its Common Stock since its inception on April 6, 1994.

                            PAYMENTS TO SHAREHOLDERS

     In order to receive the Merger Consideration Per Share to which shareholders will be entitled as a result of the Merger, each shareholder will be required to surrender the certificates evidencing the shares of the Company's Common Stock to the Exchange Agent. Promptly after the Effective Time, the Exchange Agent will mail or make available to each shareholder a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the shares of Common Stock shall pass, only upon proper delivery of the shares to the Exchange Agent) advising such shareholder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of shares for payment therefor. Shareholders should surrender shares only with a letter of transmittal. PLEASE DO NOT SEND SHARES WITH THE ENCLOSED PROXY.

     Upon surrender of a shareholder's stock certificates, the Exchange Agent will, as promptly as practicable, pay the shareholder's Merger Consideration Per Share. However, if the Company is not able to discharge all of its actual and contingent liabilities (other than the Assumed Liabilities and the NationsCredit Loans) by the Effective Time, a portion of the Merger Consideration mutually acceptable to GCP and the Company will be placed in reserves at the Effective Time. Any portion of such reserves which is not ultimately required for the discharge of such actual and contingent liabilities of the Company as of the Effective Time (together with interest thereon while such funds are held in escrow) will be delivered from escrow to the Exchange Agent as soon as practicable following the Effective Time. Any such required escrow of a portion of the Merger Consideration would result in a delay in the receipt by the Company's shareholders following the exchange of their stock certificates of a corresponding portion of their Merger Consideration Per Share. See "THE MERGER - Consideration to be Received in the Merger."

     If payment of the shareholder's Merger Consideration Per Share is to be made to a person other than a person in whose name the shares are registered, it shall be a condition of payment that the shares so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the shares or shall establish to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

     Until surrendered and exchanged in accordance with the Merger Agreement, after the Effective Time each share of the Company's Common Stock shall represent only the right to receive the shareholder's Merger Consideration Per Share. At the close of business on the day prior to the date of the Effective Time, the Company's stock transfer books shall be closed and no further transfers shall be made. If thereafter any shares are presented for transfer, such shares shall be canceled and exchanged for the shareholder's portion of the Merger Consideration Per Share; provided, however, that after 180 days following the Effective Time, holders of certificates formerly representing the Company's Common Stock will be entitled to look exclusively to the Surviving Corporation and only as general creditors thereof with respect to the Merger Consideration Per Share payable upon surrender of such certificates formerly representing Common Stock.

                                     EXPERTS

     The audited financial statements of the Company which are incorporated by reference into this Proxy Statement by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting. Those representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

DEADLINE FOR SHAREHOLDER PROPOSALS

     If the Merger is consummated, the Company will not hold an Annual Meeting during 1998. If the Merger is not consummated for any reason, the Company anticipates that it will hold a Special Meeting during October 1998 in lieu of the 1998 Annual Meeting. Any proposals of shareholders for consideration at such Special Meeting of Shareholders must be received on or before August 31, 1998 for inclusion in the proxy materials relating to that meeting. Any such proposals must adhere to the requirements of the Securities and Exchange Act of 1934 and should be sent to Stanton V. Abrams, President and Chief Executive Officer, Senior Tour Players Development, Inc., 822 Boylston Street, Suite 300, Chestnut Hill, Massachusetts 02167.

OTHER MATTERS AT SPECIAL MEETING

     There is no matter other than those described above, so far as is known to the Company's management at the date of this Proxy Statement, to be acted on at the Special Meeting. However, if any other matters properly come up for action at said meeting or any adjournments thereof, the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them in accordance with their best judgment in the interests of the Company and its shareholders.

                                                                         ANNEX I


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of May 6, 1998 (the "Agreement"), is made and entered into among GOLF CLUB PARTNERS L.L.C., an Oklahoma limited liability company ("Acquiror"), STPD ACQUISITION COMPANY, an Oklahoma corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and SENIOR TOUR PLAYERS DEVELOPMENT, INC., a Nevada corporation (the "Company").

                                    RECITALS

     The respective Boards of Directors of Acquiror Sub and the Company, and the managers of Acquiror, have determined that it is advisable and in the best interests of the respective corporations and limited liability company and their respective shareholders and members that Acquiror Sub be merged with and into the Company in accordance with the applicable statutes under the laws of the State of Nevada regarding for-profit corporations (the "Nevada Law"), the Oklahoma General Corporation Act (the "Oklahoma Law") and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will become wholly-owned by Acquiror (the "Merger").

                                   AGREEMENTS

     In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree:

                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Oklahoma Law and the Nevada Law, at the Effective Time (as defined in Section 1.2 below), Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Acquiror Sub and the Company are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

     1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the Merger to be consummated by filing Articles or Certificates of Merger (the "Certificates of Merger") with the Secretaries of State of the States of Nevada and Oklahoma in such form as is required by, and executed in accordance with, the relevant provisions of the Nevada Law and the Oklahoma Law, and shall take all such further actions as may be required by law to make the Merger effective upon the filing of the Certificates of Merger (the date and time of such effectiveness being the "Effective Time").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the consequences of the Merger shall be as provided in the applicable Nevada Law and Oklahoma Law. Without limiting the generality of, and subject to the provisions of, the Nevada Law and the Oklahoma Law, at the Effective Time, except as otherwise provided in this Agreement, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the

Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation; PROVIDED, HOWEVER, that it is the intent of the parties that this transaction be structured so as to assure, and the effect of the Merger shall be, that the only assets to vest in the Surviving Corporation shall be those tangible and intangible assets (including current assets consistent with historical operating practices) related to The Badlands Golf Club located in Las Vegas, Nevada, and those assets listed on Schedule 1.3 (collectively, the "Acquired Assets"), and the only liabilities to become liabilities of the Surviving Corporation shall be those liabilities listed on
Schedule 1.3 hereto (the "Assumed Liabilities"). It is understood by the parties that the Acquired Assets shall be deemed to include cash of the Company to the extent (and only to the extent) the inclusion of such cash is necessary to cause the Company to satisfy its obligation to deliver to Acquiror current assets, net of current liabilities, equal to the Target Net Current Asset Position, as required by and described at Sections 2.6 and 6.7 below.

     1.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation, as modified by amendments approved by all parties hereto, which amendments shall become effective only at the Effective Time, and the Bylaws of Acquiror Sub shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation. The name of the Surviving Corporation shall, immediately following the Merger, be "Senior Tour Players Development, Inc."

     1.5 DIRECTORS AND OFFICERS. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.6 TAKING NECESSARY ACTION; FURTHER ACTION. Acquiror, Acquiror Sub and the Company, respectively, shall each use its reasonable efforts to take all such actions as may be necessary or appropriate to effectuate the Merger under the Nevada Law and the Oklahoma Law at the time specified in Section 1.2. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to those properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations to which it is entitled, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     1.7 THE CLOSING. Unless this Agreement shall have been terminated pursuant to Article VIII, and subject to the fulfillment or waiver of the conditions set forth in Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Hartzog Conger & Cason, 1600 Bank of Oklahoma Plaza, 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other place as the parties hereto shall mutually agree, and will be effective at the Effective Time. Unless otherwise mutually agreed by all of the parties hereto in writing, the Closing shall occur five (5) business days after the Company shall give notice to Acquiror that the Company has satisfied all of the conditions to Closing which the Company is required to satisfy in order to consummate the Merger, which satisfaction may, to the extent required, take the form of the establishment as of the Effective Time of reserves from the Merger

Consideration in the manner described in Section 6.7 hereof. Notwithstanding the foregoing, in the event Acquiror notifies the Company in writing of the Acquiror's good faith belief that one or more of the conditions to Closing the Company is required to satisfy has not, in fact, been met, and identifies the condition and the basis for Acquiror's belief, the Closing shall instead occur five (5) business days after the earlier of (i) the parties' agreement that all such conditions have been satisfied; or (ii) the binding resolution of such dispute by a court or other arbiter having jurisdiction over such matter.

     1.8 ESCROW DEPOSIT. Upon execution of this Agreement by all parties, Acquiror shall deposit with Coastal Banc ssb (the "Escrow Agent") the sum of Five Hundred Thousand Dollars ($500,000) (the "Escrowed Funds") to be held in escrow in accordance with this Section 1.8. If this Agreement is terminated by the Company due to a material default by Acquiror or Acquiror Sub under this Agreement, then the Escrowed Funds, along with any interest earned thereon, shall be paid to the Company. If this Agreement is terminated for any other reason, the Escrowed Funds, along with any interest earned thereon, shall be paid to the Acquiror. Upon closing of the transactions provided for in this Agreement, the Escrowed Funds shall, at Acquiror's election, either (i) be applied to pay a portion of the Purchase Price, as defined in Section 2.1(a) below, or (ii) be refunded to Acquiror.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, Acquiror Sub, the Company, the Surviving Corporation or the holders of any of the following securities:

          (a) each share of the common stock, $0.001 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned by Acquiror, Acquiror Sub or the Company or any direct or indirect subsidiary of Acquiror, Acquiror Sub or the Company and (ii) any Dissenting Shares (as defined in Section 2.2)) shall be canceled and extinguished and be converted into and become a right to receive a cash payment in an amount equal to the Merger Consideration Per Share, as defined below. For purposes of this Agreement, the terms "Merger Consideration" and/or "Purchase Price" shall, in the aggregate, mean (i) Twenty-Six Million Dollars ($26,000,000) to be paid by Acquiror hereunder, (ii) LESS (A) the principal balance outstanding, accrued interest and prepayment penalties due on the Company's NationsCredit loans at the time of Closing (as limited in the next sentence) and (B) any costs and expenses relating to the Merger payable by the Company, and (C) the amount of liabilities of the Company not included as Assumed Liabilities and not paid by the Company prior to the Effective Time, (iii) PLUS the proceeds, if any, received by the Company from the exercise of Company Stock Options, as defined in Section 2.4, prior to Closing; (iv) PLUS or MINUS, as the case may be, the adjustment required by
     Section 2.6 to cause the Target Net Current Asset Position to have been achieved. Notwithstanding the foregoing, Acquiror shall be responsible for the portion of the NationsCredit prepayment penalty equal to the EXCESS OF (a) any prepayment penalty that would result from paying the NationsCredit loans in full at Closing OVER
     (b) the amount of such prepayment penalty that would result if the prepayment were, instead, to occur on the earliest possible date on which prepayment is permitted under the terms of the NationsCredit loans. For purposes of this Agreement, the term "Merger Consideration Per Share" shall mean an amount equal to the Merger Consideration divided by the sum of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (b) the number of shares of Company Common Stock then subject to outstanding vested stock options or warrants having an exercise price less than the Merger Consideration Per Share. The Merger Consideration Per Share shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change in the number of shares of Company Common Stock outstanding; it is the intent of the parties that the total amount to be paid by Acquiror by deposit with the Exchange Agent, as defined in Section 2.3, before any adjustments provided for herein, shall be Twenty-Six Million Dollars ($26,000,000.00), and shall in no event exceed such amount;

          (b) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Acquiror, Acquiror Sub or the Company or any direct or indirect subsidiary of Acquiror, Acquiror Sub or the Company shall be canceled and extinguished and no payment shall be made with respect thereto; and

          (c) each share of common stock, $.01 par value, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

     2.2  DISSENTING SHARES.

          (a) Notwithstanding anything in this Agreement to the contrary, if NRS 92A.300 to 92A.500, inclusive, of the Nevada Law is applicable to the Merger, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, and who have delivered, as required by the Nevada Law, a written objection to the Merger in the manner provided in NRS 92A.420 and/or NRS 92A.440 of the Nevada Law and who, as of the Effective Time, have not effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1, but the holders thereof shall be entitled only to such rights as are granted by NRS 92A.460 of the Nevada Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to NRS 92A.460 of the Nevada Law shall receive payment therefor from the Surviving Corporation in accordance with NRS 92A.460 of the Nevada Law; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under NRS 92A.460 of the Nevada Law, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been canceled, extinguished and converted into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration Per Share as provided in
     Section 2.1.

          (b) The Company shall give Acquiror (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served on or received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under NRS 92A.460 of the Nevada Law. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

     2.3  EXCHANGE OF CERTIFICATES.

          (a) Prior to the Effective Time, Acquiror shall designate a bank or trust company (the "Exchange Agent") to act as exchange agent in effecting the exchange of the Merger Consideration for certificates representing shares of Company Common Stock entitled to payment pursuant to Section 2.1 (the "Certificates"). At the Effective Time, Acquiror shall deposit, or cause to be deposited, with the Exchange Agent an amount equal to the aggregate Merger Consideration (assuming there are no Dissenting Shares). A portion of such deposit shall, unless the parties otherwise agree, be made via the Escrow Agent's transfer of the Escrowed Funds to the Exchange Agent, with the remainder being deposited directly by Acquiror or its designee. The deposit will consist of cash sufficient in the aggregate for the Exchange Agent to make full payment of the Merger Consideration Per Share to the holders of all of the outstanding shares of Company Common Stock. In no event shall Acquiror be required to deposit (either directly or from the Escrowed Funds) more than the sum of Twenty-Six Million Dollars ($26,000,000.00). The Exchange Agent shall hold such sums in escrow for the purposes set forth herein.

          (b) Promptly after the Effective Time, but in no event more than four
     (4) business days after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal and instructions for use in surrendering Certificates and receiving the applicable Merger Consideration Per Share therefor, and explaining that the risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent. The form of the transmittal letter shall have been prepared by Acquiror, subject to the approval of the Company, prior to the Effective Time. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the applicable Merger Consideration Per Share multiplied by the number of shares of Company Common Stock represented by such Certificate, and such Certificate shall be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive an amount equal to the Merger Consideration Per Share multiplied by the number of shares of Company Common Stock represented by such Certificate. No interest shall be paid or accrued on the Merger Consideration Per Share upon the surrender of the Certificates.

          If any amount of Merger Consideration is to be paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that (i) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the person requesting such exchange shall pay to the Exchange Agent any transfer or other similar taxes required by reason of the payment of such portion of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount of Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          (c) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent's duties shall terminate and any portion of the Merger Consideration not disbursed pursuant to Section 2.1(b) shall be released to the Surviving Corporation. Thereafter, each holder of a Certificate may surrender Certificates to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration Per Share multiplied by the number of shares of Company Common Stock represented by such Certificate, without interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

          (d) Acquiror may cause the Exchange Agent to invest the funds held by it in such short-term, United States Government insured investments as Acquiror shall from time to time direct; provided, however, that the terms and conditions of any such investment shall be such as will permit the Exchange Agent to make prompt payment of the Merger Consideration when necessary. Acquiror may cause the Exchange Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and Acquiror will replace promptly any portion of the funds held by the Exchange Agent which the Exchange Agent loses through investments.

          (e) The Company shall pay all charges and expenses of the Exchange Agent.

          (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving

     Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration Per Share, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

          (g) The Merger Consideration Per Share shall be net to each holder of Certificates in cash, subject to reduction only for (i) any applicable federal back-up withholding or stock transfer taxes payable by such holder, and (ii) any charges of the Exchange Agent, to the extent not previously paid by the Company pursuant to Section 2.3(e) above.

     2.4 COMPANY STOCK OPTIONS. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued pursuant to the Company's stock option plans described on Schedule 3.3(a) (together, the "Company Stock Plans") shall be exercised by the holder or canceled and extinguished as set forth in the following sentence. Any holder of outstanding Company Stock Options or warrants of the Company as of the Effective Time (to the extent vested as of the Effective Time) will be entitled to receive from the Merger Consideration a payment equal to the difference between the exercise price of such Company Stock Options and warrants and the portion of the Merger Consideration which such holders would be entitled to receive had they exercised such Company Stock Options and warrants immediately prior to the Effective Time. Such Company Stock Options and warrants will, as of the Effective Time, and thereafter, represent only the right to receive payment as set forth in the preceding sentence. To the extent any Company Stock Options and warrants of the Company are not vested as of the Effective Time or the exercise price thereunder exceeds the Merger Consideration which the holder thereof would be entitled to receive had such options or warrants been exercised immediately prior to the Effective Time, such options and warrants will, as of the Effective Time, be converted into the right to receive no further payment, consistent with the terms of such options and warrants. Consistent with Section 6.7 below, Acquiror shall not succeed to any liability relative to any options or warrants described herein. Any proceeds from the exercise of Company Stock Options following the date of this Agreement and before the Effective Time shall be transferred to the Exchange Agent and disbursed to the shareholders of the Company as an added component of the Merger Consideration.

     2.5 PROCEEDS FROM DISPOSITION OF CERTAIN COMPANY ASSETS. The Company shall use all cash (net of amounts transferred to Acquiror as set forth in Schedule 1.3) and proceeds received from the sale or disposition of its assets that are not included in the Acquired Assets (the "Non-Acquired Assets") (a) to pay all of the liabilities of the Company which are not being assumed by Acquiror pursuant to this Agreement and which are not assumed by a third party transferee of such assets; (b) to reduce the Company's indebtedness under the NationsCredit loans; and (c) to the extent of any excess after payments under (a) and (b) immediately above, to distribute to the Exchange Agent. Such net proceeds, if any, transferred to the Exchange Agent shall be disbursed to the shareholders of the Company as an added component of the Merger Consideration. To the extent such proceeds are not sufficient to pay amounts due under (a) and (b), above, such liabilities and indebtedness shall be paid out of the Merger Consideration.

     2.6 ADJUSTMENTS RELATED TO TARGET NET CURRENT ASSET POSITION. At the Effective Time, it is intended that the net current assets included within the Acquired Assets shall, consistent with past operating practices, be sufficient to allow the Acquiror to continue operation of the Golf Course

(as defined in Section 3.19.1) in the ordinary course of business; specifically, the parties agree that the net current assets of the Company and the Badlands Sub, at the Effective Time, shall equal the Target Net Current Asset Position. For purposes of this Agreement, "Target Net Current Asset Position" shall mean that position in which the excess of all current assets of the Company and the Badlands Sub over all current liabilities of the Company and the Badlands Sub (to the extent Acquiror consents to any such current liabilities in accordance with Schedule 1.3) at the Effective Time equals Six Hundred Fifty Thousand Dollars ($650,000), determined prior to reflecting the current liability for the balance of "deferred revenue/annual membership dues" at the Effective Time. It is understood that such "deferred revenue/annual membership dues" shall constitute an item of the Assumed Liabilities to be borne by Acquiror. If the actual net current asset balance of the Company at the Effective Time exceeds the Target Net Current Asset Position, the Merger Consideration shall be increased by the amount of such excess pursuant to Section 2.1(a) hereof. Likewise, if the actual net current asset balance of the Company at the Effective Time is less than the Target Net Current Asset Position, the Merger Consideration shall be reduced by the amount of such deficiency pursuant to
Section 2.1(a) hereof. Acquiror and the Company shall use their mutual best efforts to agree upon the amount of any above-described adjustment in the Merger Consideration occurring as a result of variances between the projected actual net current asset position and the Target Net Current Asset Position as of the Effective Time within three (3) days prior to the Effective Time, and the amount of such projected excess or deficiency shall be used for purposes of calculating the Merger Consideration to be delivered by Acquiror to the Exchange Agent on the Effective Time under Section 2.3 hereof. Within thirty (30) days following the Effective Time, the actual amount of any such excess or deficiency shall be determined by Acquiror and the person who served as the chief financial officer of the Company immediately prior to the Effective Time, and the amount of such excess or deficiency shall be credited or deducted, as appropriate, against the reserves to be established as of the Effective Time in accordance with Section
6.7 hereof. If such former chief financial officer of the Company and the Acquiror cannot so agree, the parties shall submit such dispute to the accounting firm of Grant Thornton LLP, and shall agree to be bound by the decision of such firm.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other similar changes or effects, is materially adverse to the condition (financial or otherwise), results of operations, businesses, properties, assets, or liabilities of the Company and its Subsidiaries, taking into consideration the fact that the Company's only assets and liabilities at the Effective Time shall be as set forth in Section 1.3.

     The term "Person" as used in this Agreement shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the AExchange Act")).

     The term "Affiliate" as used in this Agreement shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     The term "Subsidiary" (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, greater than 25% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     The term "Badlands Leases" means (i) that certain 50-year land lease covering the approximately 186 acres of land on which a portion of The Badlands Golf Club and related facilities are situated; (ii) that certain land lease covering the approximately 67 acres of land on which the remaining portion of The Badlands Golf Club and related facilities are situated and which expires at the same time as the lease described in (i), above; and (iii) all Water Documents, as defined in Section 3.19.12 below. The Badlands Leases collectively cover all the land needed to operate such golf course (and its 27 holes) as presently operated.

     With respect to any representation, warranty or statement of the Company in this Agreement that is qualified by or to the Company's knowledge, such knowledge shall be deemed to exist if, at the time as of which such representation, warranty or statement was made, any officer or director of the Company had knowledge of the matter to which such qualification applies.

     Nothing in the schedules hereto shall be deemed adequate to disclose an exception to a covenant, representation or warranty made herein unless the applicable schedule expressly identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

     3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified would not have a Company Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement. The Company owns 100% of the issued and outstanding capital stock or other equity interests of The Badlands Golf Club, Inc., which is a corporation incorporated under the laws of the State of Nevada. A true and complete list of all the Company's other directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, is set forth on Schedule 3.1(b).

     3.2 ARTICLES OF INCORPORATION; BYLAWS. The Company has furnished to Acquiror complete and correct copies of the Articles of Incorporation and the Bylaws, as amended or restated, of the Company and each of its Subsidiaries. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

     3.3  CAPITALIZATION.

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 15,000,000 shares of Company Common Stock, of which (A) 3,589,525 shares are issued and outstanding, (B) 1,627,778 shares are reserved for issuance pursuant to the Company Stock Plans, under which 1,221,350 Company Stock Options are outstanding (of which options to purchase 771,128 shares of Common Stock are vested), and (C) 2,073,200 shares are reserved for issuance under outstanding warrants to purchase Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.10 per share, of which no shares are issued or outstanding.

          (b) Information as of the date of this Agreement relating to the amounts of the authorized and issued and outstanding capital stock of each Subsidiary is listed on Schedule 3.3(b).

          (c) No shares of Company Common Stock are reserved for any purpose other than as described in this Section 3.3. Since March 1, 1998, no shares of Company Common Stock have been issued by the Company, except pursuant to the exercise of outstanding Company Stock Options in accordance with their terms. Except as contemplated by this Agreement or as described on Schedule 3.3(c), there have been no changes in the terms of any outstanding Company Stock Options or the grant of any additional Company Stock Options since March 1, 1998. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights under the Nevada Law, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company's Subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable, and such shares or other equity interests are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever, subject to federal and state securities laws. Except as described in Section 3.3(a) there are no options, warrants or other rights, agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of the Subsidiaries, or obligating the Company or any of the Subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Company or any of the Subsidiaries. Except as set forth on Schedule 3.3(c), there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of, or other equity interests in, any Subsidiary of the Company, or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of the Company.

     3.4  AUTHORITY; VOTE REQUIRED.

          (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to required shareholder approval. Except with respect to the approval of this Agreement by the holders of Company Common Stock in accordance with the Nevada Law and the Company's Articles of Incorporation and Bylaws, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein have been duly authorized by all necessary corporate action, including such corporate action as may be required by the Nevada Law, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

          (b) The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

     3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) violate the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries; (ii) subject to [a] obtaining the requisite approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Nevada Law and the Company's Articles of Incorporation and Bylaws; [b] filing and recordation of appropriate merger documents as required by the Nevada Law and the Oklahoma Law; and [c] giving the notices and obtaining the consents, approvals, authorizations or permits described on Schedule 3.5(a), violate any laws, rules, regulations, rulings, orders, judgments or other restrictions of any type applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound except as would not result in a Company

     Material Adverse Effect as of the Effective Time; or (iii) except as set forth on Schedule 3.5(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease (including, but not limited to, the Badlands Leases), license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, except as would not result in a Company Material Adverse Effect as of the Effective Time.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Person or governmental entities (including, but not limited to, the lessor under the Badlands Leases), except for the filing and recordation of appropriate merger documents as required by the Nevada Law and the Oklahoma Law and notification required to the National Association of Securities Dealers, Inc., the Boston Stock Exchange and, with respect to the proxy statement, the Securities and Exchange Commission.

     3.6 PERMITS; LEGAL COMPLIANCE. Except as set forth on Schedule 3.6, each of the Company and its Subsidiaries is in possession of all franchises, authorizations, licenses, approvals, permits, easements, variances, exemptions, consents, certificates, orders and similar such rights and items necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business (including, but not limited to, the operation of The Badlands Golf Course) as it is now being conducted (the "Company Permits") except where the failure to possess such rights would not result in a Company Material Adverse Effect. The Company Permits are adequate for the operation of the business of the Company and the Subsidiaries, are valid and in full force and effect, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will cause the termination of, or interfere in any respect with, the Company's operation under the Company Permits. No suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries have complied with, and neither the Company nor any of its Subsidiaries is operating in default under or violation of (i) any law, rule, regulation, ruling, order, judgment or other restriction applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or (ii) any of the Company Permits except with respect to any noncompliance, violation or default that would not have, in the aggregate, a Company Material Adverse Effect.

     3.7  REPORTS; FINANCIAL STATEMENTS.

          (a) Since December 31, 1994, (i) the Company has filed all forms, reports, statements and other documents required to be filed with [a] the Securities and Exchange Commission (the "SEC") including, without limitation, [i] all Annual Reports on Form 10-KSB; [ii] all Quarterly Reports on Form 10-QSB; [iii] all proxy statements relating to meetings of shareholders (whether annual or special); [iv] all required Current Reports on Form 8-K; [v] all other reports or registration statements; and [vi] all amendments and supplements to all such reports and registration statements, which amendments and supplements have been required to be filed (collectively, as amended or supplemented, the "Company SEC Reports"), and [b] any applicable state securities authorities; and (ii) the Company and each of its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.7(a) being collectively referred to as the "Company Reports"). Such Company SEC Reports and Company Reports comply with applicable laws, rules and regulations and do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes to such statements) contained in the Company SEC Reports (i) have been prepared in all respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP and as may be indicated in the notes thereto); (ii) fairly represent in all respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject to normal year-end adjustments in the case of any unaudited interim financial statements); and (iii) are correct and complete in all material respects, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete in all material respects).

          (c) Except to the extent reflected on, or reserved against in, the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1997, including all notes thereto (the "Company Balance Sheet"), or as set forth on Schedule 3.7(c), neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1997 that, individually or in the aggregate, would not have a Company Material Adverse Effect. At the Effective Time, the Company shall have no liabilities or obligations of any kind, other than the Assumed Liabilities.

          (d) Except as set forth in Schedule 3.7(d), neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

     3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports (or the notes thereto) or as contemplated by this Agreement, since December 31, 1997:

          (a) each of the Company and its Subsidiaries has conducted its business in the ordinary course and consistent with the Company's past practice;

          (b) there has not been any Company Material Adverse Effect;

          (c) except as set forth on Schedule 3.8(c), neither the Company nor any Subsidiary has made any material increase in compensation to officers or key employees or any material increase in any (or created any new) bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options);

          (d) neither the Company nor any Subsidiary has made any loans or advances to any officer, director, shareholder or Affiliate of the Company or of any Subsidiary;

          (e) the Company has not entered into any other material transaction with any of its officers, directors or employees;

          (f) there has not been any change in the accounting methods or practices followed by the Company or any Subsidiary, except as required by GAAP;

          (g) the Company has not sold, leased, transferred, assigned or disposed of material assets, except as necessary to facilitate the transactions described in this Agreement;

          (h) no party (including but not limited to the Company and its Subsidiaries) has accelerated, terminated, modified or canceled (prior to the expiration of its term) any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) affecting the Company, its Subsidiaries or any of the Acquired Assets;

          (i) neither the Company nor any Subsidiary has canceled, compromised, waived, or released any right or claim (or series of related rights and claims of a material nature;

          (j) except as set forth on Schedule 3.8(j), neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any intangible assets;

          (k) neither the Company nor any Subsidiary has experienced any damage, destruction or loss (whether or not covered by insurance) to any material assets; and

          (l) neither the Company nor any Subsidiary has entered into any commitment or other agreement to do any of the foregoing.

     3.9  ABSENCE OF LITIGATION.

          (a) Schedule 3.9(a) lists all claims, actions, suits, litigation, arbitrations, investigations or proceedings affecting the Company or any of its Subsidiaries, at law or in equity, which are pending or, to the knowledge of the Company, threatened.

          (b) Except as set forth on Schedule 3.9(b), neither the Company nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of the Company, investigation by, any governmental entity.

          (c) To the knowledge of the Company, there is no basis for any claims, actions, suits, litigation, or arbitration (i) that would have a Company Material Adverse Effect, or (ii) that would impair the Company's ability or obligation to perform fully on a timely basis any obligations which it may have or will have under this Agreement.

          (d) Schedule 3.9(d) sets forth each instance in which either the Company or any of its Subsidiaries has been a party to any claim, action, suit, litigation, arbitration, investigation or proceeding within the five
     (5) year period preceding the Effective Time.

     3.10 CONTRACTS; NO DEFAULT. Schedule 3.10 lists all material contracts and agreements (oral or written) to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound related to The Badlands Golf Club. The Company has delivered to Acquiror a correct and complete copy of each written agreement listed or required to be listed in Schedule 3.10 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.10. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect subject to the enforceability of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to the enforceability of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (iv) no party has repudiated any provision of the agreement. For purposes of this Section 3.10, the Badlands Leases shall be considered material contracts or agreements to which the Company or its Subsidiaries are parties.

     3.11 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

          (a) Schedule 3.11(a) lists or describes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plan under Section 125 of the Internal Revenue Code of 1986 as amended (the "Code"), or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, under which employees of the Company or its Subsidiaries are entitled to participate by reason of their employment by the Company or its Subsidiaries, (i) to which the Company or a Subsidiary is a party or a sponsor or a fiduciary thereof or (ii) with respect to which the Company or a Subsidiary has made payments, contributions or commitments, or has any liability (collectively, the "Employee Benefit Plans").

          (b) The Employee Benefit Plans have been operated and administered by the Company in compliance with all applicable laws relating to employment or labor matters, including without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

          (c) Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that such Plan meets the requirements of the Code and that any trust or trusts associated with the plan are exempt from taxation as provided in Section 501(a) of the Code.

          (d) The Company does not maintain any defined benefit plan covering employees of the Company or its Subsidiaries within the meaning of Section 3(35) of ERISA.

          (e) Schedule 3.11(e) sets forth a list of all written employment agreements, employment contracts or understandings relating to employment (other than "at-will" employment) to which the Company or any of its Subsidiaries is a party.

          (f) With respect to the Employee Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability or obligation that is reasonably expected to have a Company Material Adverse Effect under ERISA, the Code, or any other applicable law.

          (g) Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement or (ii) agreement with any officer or other employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a change in control of the Company or any of its Subsidiaries or any other transaction of the type contemplated by this Agreement.

          (h) All amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay or other employee benefits are reflected in the books and records of the Company and have been paid to the respective employee. Except as set forth in Schedule 3.11(e), each employee of the Company and its Subsidiaries is an employee-at-will, and no employee has any agreement as to length of notice or severance payment required to terminate his or her employment.

          (i) Schedule 3.11(i) lists all officers, directors and employees of the Company and its Subsidiaries, whether actively at work or not (by type or classification) and their respective rates of compensation (including the portions thereof attributable to bonuses or other extraordinary compensation).

     3.12 TAXES. The Company has accurately prepared (or caused to be accurately prepared) and filed (or caused to be filed) with the appropriate governmental entities, all federal, state, municipal, and local income, franchise, excise, real and personal property, and other tax returns and reports that are required to be filed, and the Company is not delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by it, and has otherwise complied in all respects with all legal requirements applicable to the Company with respect to all income, sales, use, real or personal property, excise or other taxes. The Company Balance Sheet includes adequate reserves for the payment of all accrued but unpaid federal, state, municipal and local taxes of the Company, including, without limitation, interest and penalties, whether or not disputed, for all taxable periods ending on or at any time before December 31, 1997. Except as set forth on Schedule 3.12, the Company has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. The Company is not a party to any pending action or proceeding, nor, to the knowledge of the Company, has any action or proceeding been threatened, by any governmental entity for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Company. No claim has ever been made by an authority in any jurisdiction where the Company or its Subsidiaries do not file tax returns that the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction.

     Neither the Company nor any of its Subsidiaries has filed a consent under Code [Sec.]341(f) concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, or is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate the Company to make any payments that will not be deductible under Code [Sec.]280G. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code [Sec.]897(c)(2) during the applicable period specified in Code [Sec.]897(c)(1)(A)(ii). The Company and its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income taxes within the meaning of Code [Sec.]6662. Neither the Company nor any of its Subsidiaries is a party to any tax allocation or sharing agreement.

     The unpaid taxes of the Company and its Subsidiaries (i) did not, as of December 31, 1997, exceed the reserve for tax liability (as opposed to any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the December 31, 1997 Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries in filing their tax returns.

     3.13 INTELLECTUAL PROPERTY RIGHTS. The Company and each of the Subsidiaries owns or possesses the legally enforceable right to use (in the manner and the geographic areas in which they are currently used) all patents, patents pending, trademarks, service marks, trade names, service names, slogans, registered copyrights, trade secrets and other intellectual property rights it currently uses, without any conflict or alleged conflict with the rights of others. Each item of intellectual property related to the Acquired Assets which is owned or used by the Company or its Subsidiaries prior to the Effective Time will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time. Neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and neither the Company nor its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation.

     3.14 INSURANCE. All policies and binders of insurance for liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company or its Subsidiaries ("Insurance Policies") have been made available to Acquiror. With respect to such Insurance Policies: (i) each policy is legal, valid, binding, enforceable and in full force and effect; (ii) immediately following the Effective Time, each policy will be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, its Subsidiaries, nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under any such policy; and (iv) no party to any such policy has repudiated any provision thereof. To the Company's knowledge, such Insurance Policies are renewable upon the expiration thereof at premiums substantially equivalent to those currently being paid, except for changes in such premiums applicable to insureds similarly situated. Neither the Company nor any of its Subsidiaries has failed to give any notice of any claim under any Insurance Policy in timely fashion, nor has any coverage for claims been denied. The Company and its Subsidiaries (or their respective corporate successors) have been covered during the past four (4) years (or since the date of acquisition by the Company, if less than four (4) years) by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during such periods.

     3.15 BROKERS. The Company shall be responsible for the investment banking fees owed to Stonebridge Associates, LLC ("Stonebridge"), which has been retained as the sole financial advisor to the Company in connection with this transaction. No broker, finder or investment banker, other than Stonebridge, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

     3.16 TITLE TO PROPERTIES.

          (a) The Company has good and marketable title to all of the Acquired Assets, including, but not limited to, all assets necessary or desirable in order for the Company to operate The Badlands Golf Course, free and clear of all mortgages, pledges, liens, encumbrances, deeds of trust, charges or other security interests except for Permitted Liens. For purposes of this
     Section 3.16(a), Existing Liens shall mean (i) any lien or encumbrance created in accordance with the terms of the leases, security agreements and other financing documents listed on Schedule 3.19.8; (ii) liens for taxes not yet due and payable; (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, materialmen and the like; and (iv) unperfected purchase money security interests existing in the ordinary course of business without the execution of a separate security agreement.

          (b) Schedule 3.16(b) lists all real property owned, leased or subleased by the Company and its Subsidiaries.

          (c) With respect to each lease and sublease listed in Schedule 3.16(b), including but not limited to the Badlands Leases:

               (i) the lease or sublease is legal, valid, binding, enforceable subject to the enforceability of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable subject to the enforceability of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and in full force and effect on identical terms immediately following the Effective Time;

               (iii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance agreements in effect as to the lease or sublease;

               (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable laws, rules and regulations except where the failure to obtain such approval or approvals, or to maintain in accordance with applicable laws, rules and regulations would not result in a Company Material Adverse Effect;

               (vii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

               (viii) with respect to each sublease, if any, the representations and warranties set forth in subsections (i) through (vii) above are true and correct with respect to the underlying lease;

               (ix) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (x) to the Company's knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto; and

               (xi) there are no parties (other than the Company or the Badlands
          Sub) in possession of the parcel of real property.

          (d) Neither the Company nor any Subsidiary is in violation of any applicable zoning or land use ordinance or other law, regulation, requirement or agreement relating to the operation of any properties used in the operation of its business, and neither the Company nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of its real property.

     3.17 LABOR MATTERS. Except as disclosed on Schedule 3.17(a), the Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company or its Subsidiaries pending before the National Labor Relations Board;
(c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting the Company or its Subsidiaries; and (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or its Subsidiaries.

     3.18 PROXY STATEMENT. The definitive Proxy Statement, as defined in Section
6.1 below, and related materials will comply with the Exchange Act in all material respects. The definitive Proxy Statement will not, at the time of filing with the SEC, at the date it or any amendment or supplement is mailed to the shareholders, or at the time of the shareholders meeting, contain an untrue statement of material fact or omit a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information that the Acquiror will supply for use in connection with such definitive Proxy Statement.

     3.19 THE BADLANDS GOLF CLUB. Without limiting any of the other representations or warranties made by the Company herein, the Company makes the following representations and warranties with respect to The Badlands Golf Club and related facilities:

     3.19.1 DEFINITIONS. For purposes of this Section 3.19, the following terms have the indicated meanings:

          "Golf Course" means The Badlands Golf Club located in the City of Las Vegas, County of Clark, State of Nevada.

          "Improvements" means all existing buildings, structures and other improvements located upon the Land, including without limitation, a clubhouse building, a maintenance facility, a twenty-seven (27) hole golf course with a driving range and practice areas, landscaping improvements, man-made lakes and water retention ponds, irrigation systems, parking facilities, and all other facilities and improvements located on the Land.

          "Land" means the approximately two hundred fifty-three (253) acres of land on which the Golf Course is located.

          "Property" means the Golf Course, the Land and the Improvements.

     3.19.2 IMPROVEMENTS. All Improvements were constructed or installed in conformity with applicable laws, regulations and permits, and there are no present violations of applicable codes. Neither the Company nor any of its Subsidiaries has received any written notice from any governmental entity or any other third party of the violation of any of the foregoing.

     3.19.3 NO CONDITIONS AFFECTING INSURABILITY. Neither the Company nor any of its Subsidiaries has received any written notice in the last twelve (12) months from any insurance carrier of any defects or inadequacies in the Property that would materially and adversely affect the insurability of the Property or the cost of such insurance.

     3.19.4 UTILITIES; ACCESS. All utilities and drainage facilities required for the operation of the Property are installed across public property or valid easements and are connected pursuant to valid permits, and such facilities are adequate to service the Property as currently operated.

     3.19.5 LICENSES AND EASEMENTS. The Company or The Badlands Golf Club, Inc. has obtained all licenses, permits and approvals required from all governmental entities having jurisdiction over the Property for the present use and operation of the Property.

     3.19.6 COMPLIANCE WITH APPLICABLE LAWS. The Land is properly zoned for its present and intended use as a golf course and for all existing associated uses, and the Company or The Badlands Golf Club, Inc. has received no written notices advising it of a violation of any zoning laws, ordinances, general or specific plans or other governmental requirements. The Company or The Badlands Golf Club, Inc. has received no written notice of any pending proceedings to alter or restrict the zoning or the permitted uses applicable to the Land, and the Property and the present use and operation thereof are in compliance in all material respects with all applicable laws and building codes.

     3.19.7 ABSENCE OF CONDEMNATION PROCEEDINGS. There is no pending eminent domain or condemnation proceeding affecting the Property or any portion thereof.

     3.19.8 NO UNRECORDED ENCUMBRANCES. There are no unrecorded liens, encumbrances, easements, options or rights of first refusal that affect the Property except (a) any such lien or encumbrance created in accordance with the terms of the leases, security agreements and other financing documents listed on
Schedule 3.19.8; (b) liens for taxes not yet due and payable; (c) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, materialmen and the like; and (d) unperfected purchase money security interests existing in the ordinary course of business without the execution of a separate security agreement (collectively, (a) through (d) shall be "Existing Liens").

     3.19.9 MEMBERSHIPS. Schedule 3.19.9 sets forth all material details of all membership agreements or other arrangements relating to the Golf Course, and the Company has provided Acquiror with access to all membership agreements and records relating to the Golf Course.

     3.19.10 PUBLIC IMPROVEMENT OBLIGATIONS. To the Company's knowledge, there are no governmental proceedings, lawsuits, investigations, bond issuances, or proposals for public improvements assessments or improvement agreements affecting the Property.

     3.19.11 USE OF THE GOLF COURSE. Except as disclosed in Schedule 3.19.9, the Company has made no representations, promises or agreements to any Person, including, without limitation, homebuilders, prospective home buyers, owners or occupants of the land surrounding the Golf Course, regarding (i) the right to membership in the Golf Course or the intent to operate the Golf Course as a private or semi-private country club; (ii) the right to play golf on the Golf Course or any other use of the Property except on the same terms and conditions as offered to the public; (iii) the right to participate in the operation or management of the Property; (iv) the manner in which the Golf Course will be operated, managed, maintained or improved.

     3.19.12 WATER RIGHTS. The Company has delivered to the Acquiror true, correct and complete copies of all documents, agreements and permits (and amendments or modifications thereto) evidencing the Company's and/or The Badlands Golf Club, Inc.'s entitlement to a water supply adequate for the continued operation and maintenance of the Golf Course in the same manner as the Golf Course is currently being operated and maintained (the "Water Documents").

There are no other agreements or documents concerning the supply of water to irrigate the Golf Course and neither the Company nor The Badlands Golf Club, Inc. is in default under or in breach of any of the Water Documents. Neither the Company nor The Badlands Golf Club, Inc. previously assigned or transferred any of its rights or interests under the Water Documents.

     3.20 ENVIRONMENTAL, HEALTH AND SAFETY.

          (a) The Company, its Subsidiaries, and, to the Company's knowledge, its predecessors and Affiliates have each complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the foregoing, the Company, its Subsidiaries and, to the Company's knowledge, each of its predecessors and Affiliates, have been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (b) Neither the Company nor any of its Subsidiaries has any liability (and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, its predecessors and Affiliates, have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or its Subsidiaries giving rise to any liability) for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (c) All properties and equipment used in the businesses of the Company and its Subsidiaries are, and within the five years preceding the date hereof have been, free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans and other hazardous substances or wastes, except for small amounts the use and the level of which does not violate any Environmental Health and Safety Law.

          (d) Neither the Company nor any of its Subsidiaries has transferred or disposed of, or contracted for the transportation or disposal of, any hazardous waste, hazardous substance, infectious or medical waste, radioactive waste or sewage sludge in violation of any Environmental, Health, and Safety Law.

          (e) Neither the Company nor any of its Subsidiaries has owned, leased or operated any real property having any underground storage tank containing petroleum products or wastes or other hazardous substances and regulated by 40 CFR 280 and/or other applicable federal, state or local Laws or requirements.

          (f) The Company has delivered to Acquiror true and complete copies and results of any reports, studies, analyses, tests or monitorings possessed or initiated by the Company or its Subsidiaries pertaining to hazardous materials or hazardous activities in, on, or under any facility owned, leased or operated by the Company or its Subsidiaries, or concerning compliance by the Company or its Subsidiaries, or any other Person for whose conduct of the Company is or may be held responsible, with Environmental, Health, and Safety Laws.

          (g) For purposes of this Section 3.20, the term "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     3.21 INVENTORY. The retail inventory and food and drink items sold by the Company and its Subsidiaries are generally merchantable and fit for the purpose for which they were procured, and no significant amount of the inventory is obsolete, damaged or defective (with the express exception of amounts covered by the reserve described in the following sentence). There has been created an adequate reserve for inventory writedown on the face of the December 31, 1997 Balance Sheet as adjusted for the passage of time in accordance with the past custom and practice of the Company and its Subsidiaries. Other than the retail inventory goods and food and drink items sold from The Badlands Golf Club in the ordinary course of business, neither the Company nor its Subsidiaries sells any products which are subject to any warranties or could result in any product liability claims against the Surviving Corporation.

     3.22 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectable, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debt set forth on the December 31, 1997 Balance Sheet as adjusted for the passage of time in accordance with the past custom and practice of the Company and its Subsidiaries.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

     The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, is materially adverse to the condition (financial or otherwise), results of operations business, properties, assets or liabilities of Acquiror and Acquiror Sub, taken as a whole.

     Acquiror and Acquiror Sub jointly and severally represent and warrant to the Company that:

     4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Acquiror is a limited liability company, and Acquiror Sub is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     4.2 AUTHORITY. Each of Acquiror and Acquiror Sub has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, have been duly authorized by all necessary action and no other proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub enforceable against Acquiror and Acquiror Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

     4.3  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, (i) with respect to Acquiror Sub, violate the Certificate of Incorporation or Bylaws or, with respect to Acquiror, violate its Articles of Organization or Operating Agreement, (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any governmental entities pursuant to the applicable requirements, if any, of the Securities Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by the Nevada Law and the Oklahoma Law, conflict with or violate any laws applicable to Acquiror or Acquiror Sub or by which any of their respective properties is bound or affected.

          (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entities, except as described in Section 4.3(a) above.

          (c) Acquiror (together with any manager or 50% equity owner of Acquiror) and Acquiror Sub (together with any director, officer or 50% shareholder of Acquiror Sub) do not have total assets or net sales of more than $100,000,000.

     4.4  OWNERSHIP OF ACQUIROR SUB; NO PRIOR ACTIVITIES.

          (a) Acquiror Sub was formed for the purpose of engaging in the transactions contemplated by this Agreement. As of the Effective Time, all of the outstanding capital stock of Acquiror Sub will be owned directly by Acquiror.

                                    ARTICLE V

                                    COVENANTS

     5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that prior to the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by Acquiror, the Company will, and will cause each of its Subsidiaries to:

          (a) operate its business in the ordinary course of business and consistent with its past practice;

          (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective key customers and suppliers provided, however, the parties hereto agree that the Company shall be under no obligation to retain non-key employees who voluntarily terminate their employment;

          (c) confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries;

          (d) maintain compliance with all permits, laws, rules, regulations and orders applicable to the Company and its Subsidiaries;

          (e) from the date hereof until the Closing Date, the Company (i) will give, and will cause each of its Subsidiaries to give, Acquiror, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) will furnish, and will cause each Subsidiary to furnish, to Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company and the Subsidiaries as such persons may reasonably request, and (iii) will instruct the senior management (and, to the extent necessary to obtain reasonably required information, other employees), counsel and financial advisors of the Company and the Subsidiaries to cooperate in all reasonable respects with Acquiror in its review of the continuing operations of the Company and the Subsidiaries. From the date of this Agreement until the Effective Time, upon reasonable request, Acquiror shall be permitted to have one or more of its personnel or designees (expressly including American Golf Corporation and Acquiror's independent certified public accounting firm) at the Company's premises in connection with such review.

     5.2 NEGATIVE COVENANTS OF THE COMPANY. Except as contemplated by this Agreement or consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

          (a) except as set forth on Schedule 5.2(a): (i) increase the compensation payable to any director, officer or employee of the Company or any of its Subsidiaries, other than increases in salary or wages payable or to become payable in the ordinary course of business and consistent with the policies currently in effect; (ii) grant any severance or termination pay to, or enter into any severance agreement with, any director or officer; (iii) enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable law;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its Subsidiaries' capital stock;

          (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms), or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof, except as contemplated by this Agreement or by any matter set forth in Schedule 3.9(a) hereto;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with the Company's past practice);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its Subsidiaries' assets, except for dispositions in the ordinary course of business and consistent with the Company's past practice and except for dispositions of the Non-Acquired Assets as contemplated in this Agreement;

          (g) adopt any amendments to its Articles of Incorporation or Bylaws;

          (h) except as set forth in Schedule 5.2(h); (i) change any of its methods of accounting in effect at December 31, 1997 or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except in either case as may be required by law, the IRS, or GAAP, or in the ordinary course of business consistent with past practice;

          (i) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except as approved by Acquiror in advance; or

          (j) agree, in writing or otherwise, to do any of the foregoing.

     5.3 ACQUISITION PROPOSALS. Upon execution of this Agreement, the Company and its Subsidiaries and their respective officers, directors, employees, agents and advisors will immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined). The Company may, directly or indirectly, furnish information and access, in each case ONLY in response to requests that were not solicited by the Company (or any officer, director, employee, agent or advisor on its behalf) after the date of this Agreement, to any corporation, partnership, person or other entity or group (each, a "Potential Acquiror") pursuant to confidentiality agreements, and may participate in discussions and negotiate with a Potential Acquiror concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Subsidiary or division of the Company, but ONLY if such Potential Acquiror has submitted a written proposal to the Board of Directors relating to any such transaction, and the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would be materially inconsistent with its fiduciary duties to the Company's shareholders under the Nevada Law. The Company shall notify Acquiror immediately if any such request or proposal, or any inquiry or contact by any Person with respect thereto, is made and shall keep Acquiror totally apprised of all developments that could reasonably be expected to culminate in the Board withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party unless, AND ONLY IF, in the opinion of the Board of Directors after consultation with outside legal counsel, the failure to provide such release or waiver would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law. For purposes of this Section 5.3, the term "Acquisition Proposal" means any proposal or offer for a merger, consolidation or similar combination (other than the Merger contemplated by this Agreement) involving the Company or any Subsidiary and any Potential Acquiror, or any proposal or offer to acquire a significant equity interest in the Company, or a significant portion of the assets of the Company, by a Potential Acquiror.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1  PROXY STATEMENT.

          (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement and a form of proxy to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Shareholders' Meeting") (such proxy statement, together with any amendments or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being referred to as the "Proxy Statement"). The Company shall provide the Acquiror with a reasonable opportunity to review and comment upon the Proxy Statement and the Schedule 13E-3 (if required) prior to its filing with the SEC and distribution to the Company's shareholders, and the Acquiror shall use reasonable efforts to provide its comments thereon as promptly as practicable after delivery of the Proxy Statement and the Schedule 13E-3 (if required) to the Acquiror and its legal counsel. The Company shall notify the Acquiror promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 (if required), and of any requests by the SEC for amendments or supplements to the Proxy Statement and the Schedule 13E-3 (if required), and will supply the Acquiror with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to the Proxy Statement and the Schedule 13E-3 (if required). The Company and Acquiror shall each use their reasonable efforts to obtain and furnish information required to be included in the Proxy Statement; and the Company, after consultation with the Acquiror, shall promptly respond to the comments of the SEC thereon and shall make any further filings (including amendments and supplements) in connection therewith as may be necessary, proper or advisable. The Company will mail the definitive Proxy Statement to the shareholders as soon as reasonably practicable. The Company shall notify the Acquiror of its intention to mail the Proxy Statement to the shareholders of the Company at least forty-eight (48) hours prior to the intended time of such mailing. The Proxy Statement shall include the unanimous recommendation of the Company's Board of Directors in favor of the Merger and approval of this Agreement, unless outside legal counsel to the Company advise the Company's Board of Directors that the directors' fiduciary duties under applicable law make such recommendation inappropriate.

          (b) The information included in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the



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

     circumstances under which they are made, not misleading. If at any time prior to the Shareholders' Meeting, any event or circumstance relating to the Company or any of its Subsidiaries, or its or their respective officers or directors, is discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

          (c) The Acquiror shall provide the Company with such information and assistance in connection with the foregoing filings as the Company reasonably may request.

          (d) The Acquiror, agrees as the sole shareholder of the Acquiror Sub, to vote in favor of the Merger and to take all actions that may be required to approve the Merger and to effect the transactions contemplated by this Merger Agreement on behalf of the Acquiror Sub.

          (e) Each of the Parties will file (and the Company will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its reasonable best efforts to obtain (and the Company will cause each of its Subsidiaries to use its reasonable best efforts to obtain) an early termination of any applicable waiting period, and will make (and the Company will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable.

     6.2 MEETING OF SHAREHOLDERS. As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with the Nevada Law and its Articles of Incorporation and Bylaws to call and convene the Shareholders' Meeting, and the Company shall consult with Acquiror in connection therewith. The Company shall use reasonable efforts to solicit from the shareholders of the Company proxies in favor of the Merger and shall take all other actions necessary or advisable to secure the vote or consent of shareholders required by the Nevada Law to approve this Agreement, including the retention of proxy solicitation agents if requested by Acquiror, unless otherwise required by the applicable fiduciary duties of directors or officers of the Company.

     6.3  APPROPRIATE ACTION; CONSENTS; FILINGS.

          (a) Subject to the terms and conditions herein provided, the Company, Acquiror and Acquiror Sub shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable; (ii) obtain from any governmental entities any consents, licenses or orders required to be obtained by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger; and (iii) make all necessary notifications and filings and thereafter make any other required submissions with respect to this Agreement and the Merger required under [a] the Exchange Act and any other applicable federal or state securities laws, [b] the HSR Act, and [c] any other applicable law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

          (b) (i) The Company shall give (or cause its Subsidiaries to give) any notices to third parties, and use, and cause its Subsidiaries to use, all reasonable efforts to obtain any third-party consents, [a] necessary to consummate the transactions contemplated in this Agreement (which shall be deemed to include estoppel certificates reasonably satisfactory to Acquiror from the other parties to the Badlands Leases), [b] disclosed or required to be disclosed in the disclosure schedules to this Agreement, or [c] required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time.

          (ii) In the event the Company shall fail to obtain any third-party consent described in Subsection (b)(i) above, the Company shall use reasonable efforts, and shall take any such actions reasonably requested by the Acquiror, to minimize any adverse effect upon the Company, its Subsidiaries and its businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any governmental entity or any other Person (i) challenging, or seeking material damages in connection with, the Merger; (ii) alleging that the consent of such governmental entity or Person may be required in connection with the Merger or this Agreement; or (iii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or Acquiror Sub to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

          (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any governmental entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or Acquiror Sub to own or operate all or any portion of the business or assets of the Company or its Subsidiaries.

     6.4 UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other parties hereto by written update to its disclosure schedules (an "Update Schedule") of
(a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; (b) the failure of the Company or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be reasonably likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (c) of any changes to the information contained in its disclosure schedule (including any change to any representations or warranties herein as to which no schedule has been created as of the date hereof but as to which a schedule would have been required hereunder to have been created on or before the date hereof if such change had existed on the date hereof).

     6.5 PUBLIC ANNOUNCEMENTS. The parties to this Agreement shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement without the prior written agreement of the other party, except as may be required by law or the requirements of the Securities and Exchange Commission, the Boston Stock Exchange or the National Association of Securities Dealers, Inc.

     6.6 OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     6.7  ACQUIRED ASSETS AND ASSUMED LIABILITIES.

          (a) Prior to the Effective Time, the Company shall take all actions necessary to (i) dispose of all of its and its Subsidiaries' assets, other than the Acquired Assets; (ii) obtain the written and unconditional release of all liens, encumbrances, mortgages, security interests and other restrictions against any of the Acquired Assets, other than the Assumed Liabilities; and (iii) obtain the written and unconditional release of all liabilities and obligations of the Company and its Subsidiaries, other than the Assumed Liabilities. With respect to (i) above, the Company shall either sell such assets to a third party or dispose of all of such assets by transferring such assets to a liquidating trust, which trust shall hold such assets until the earlier of (a) twelve (12) months after the Effective Time or (b) until such assets have been liquidated. With respect to (iii) above, the parties specifically intend that, after payment of the NationsCredit loans at the time of Closing, the Surviving Corporation not be subject to any liabilities or obligations of the Company or its Subsidiaries, other than the Assumed Liabilities including, without limitation, any liabilities or obligations arising out of the Company's ownership interests in Golftown, Inc. and Las Vegas Golf Center, LLC, or the Company's management or disposition of such ownership interests. Upon the agreement of the parties hereto, in lieu of obtaining the releases described in (ii)



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

     and (iii) above, the Company shall be permitted to establish a reserve in an amount approved by Acquiror, for purposes of providing for the payment of the liens, encumbrances, mortgages, security interests, restrictions, and obligations described in (ii) and (iii) above. Any portion of such reserves which is not ultimately required for the discharge of the Company's liabilities for which such reserves were established shall be delivered as promptly as practicable following the Effective Time to the Exchange Agent for delivery to the Company's shareholders and other persons having the right to receive a portion of the Merger Consideration in the same manner as is applicable to the major portion of the Merger Consideration which shall be delivered by Acquiror to the Exchange Agent on the Effective Time.

          (b) Prior to the Effective Time, the Company and the Badlands Sub shall have paid, been paid, contributed to capital, distributed or otherwise discharged that party's respective intercompany payables and receivables in a manner such that, immediately prior to the Effective Time, the Company's and the Badlands Sub's aggregate cash balance equals the amount necessary to cause the Target Net Current Asset Position, as defined in Section 2.6, to be achieved. Except to the extent that intercompany payables and receivables are required to be paid or otherwise discharged to create the cash balance required by the previous sentence, all intercompany payables and receivables on the respective books of the Company and the Badlands Sub shall be canceled as of the Effective Time without payment or other consideration. Also prior to the Effective Time, the Company and the Badlands Sub shall have paid all of their current payables and accrued expenses, except to the extent that reserves are established, by the mutual agreement of the parties hereto, for such payment subsequent to the Effective Time in accordance with Section 6.7(a) above.

     6.8 DIRECTOR INSURANCE. Acquiror will cause the Surviving Corporation to keep in effect the Company's Director and Officer Liability insurance as such insurance was in effect prior to the Merger (to the extent the Company shall have prepaid the premium for such insurance prior to the Closing).

                                   ARTICLE VII

                               CLOSING CONDITIONS

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company.

          (b) NO ACTION OR PROCEEDING. There shall not have been instituted and there shall not be pending any action or proceeding by a governmental entity, and no such action or proceeding shall have been approved by a governmental entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body of competent jurisdiction: (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries; (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on Acquiror, Acquiror Sub, the Company or any of their officers or directors; (iv) requiring or seeking to require divestiture by Acquiror of all or any material portion of the business, assets or property of the Company and its Subsidiaries; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, in each case, with respect to clauses (i) through (iv) above, which would or is reasonably likely to result in a Company Material Adverse Effect at or prior to or after the Effective Time or, with respect to clauses (i) through (v) above, which would or is reasonably likely to subject any of their respective officers or directors to any penalty or criminal liability. Notwithstanding the foregoing, prior to invoking the condition set forth in this Section 7.1(b), the party seeking to invoke it shall have used its reasonable efforts to have any such pending or approved action or proceeding withdrawn or dismissed or such order or decree vacated.

          (c) HSR ACT. The applicable waiting period, with any extensions thereof, under the HSR Act, if applicable, shall have expired or been terminated.

          (d) OTHER APPROVALS OR NOTICES. All other consents, waivers, approvals and authorizations required to be obtained from, and all filings or notices required to be made with, any governmental entity by Acquiror or the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing and recordation of Merger documents in accordance with the Nevada Law and the Oklahoma Law) shall have been obtained from and made with all required governmental entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect before or after the Effective Time or be reasonably likely to subject the Company, Acquiror, Acquiror Sub or any of their respective Subsidiaries or any of their respective officers, directors, employees, agents or representatives to substantial penalty or criminal liability.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and the information contained therein, as updated by any Update Schedule, taken as a whole, shall not have materially adversely changed between the date made and the Effective Time; and each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time. Acquiror shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent failure to perform is caused by or is consented to by Acquiror or Acquiror Sub. Acquiror shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

          (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the third-party consents described in Section 6.3(b)(i), except those for which the failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect before or after the Effective Time.

          (d) OPINION OF COUNSEL. The Acquiror and the Acquiror Sub shall have received an opinion of Davis, Malm & D'Agostine, P.C. and/or Raleigh, Hunt & McGarry, P.C., addressed to Acquiror and Acquiror Sub, dated as of the Effective Time, and reasonably satisfactory in form and substance to Acquiror, Acquiror Sub and its counsel, to the following effect:

               (i) Each of the Company and The Badlands Golf Club, Inc. (the "Badlands Sub") is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and [a] is not the subject of a proceeding under the Nevada Law to cause its administrative dissolution; [b] to its knowledge after inquiry, no determination has been made by the Nevada Secretary of State that grounds exist for such action with respect to the Company or the Badlands Sub; [c] no filing has been made with the Nevada Secretary of State of a decree of dissolution with respect to the Company or the Badlands Sub; and [d] a Certificate of Dissolution of the Company or the Badlands Sub has not been filed with the Nevada Secretary of State. Immediately prior to the Effective Time, the Company was the sole registered holder of record of the number of shares of stock or equity interests in the Badlands Sub as is set forth in this Agreement and Plan of Merger (the "Agreement"). The Company and the Badlands Sub have the corporate power to carry on their respective businesses as currently being conducted.

               (ii) The Agreement is a legal, valid and binding obligation of the Company [a] except as the Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally;



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

          and [b] subject to general principles of equity. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action, including the requisite approval of the shareholders of the Company. Under the Nevada Law and the Company's Articles of Incorporation and Bylaws, the Company's shareholders and Board of Directors properly approved the Merger in accordance with the terms of the Agreement. Upon filing the Certificates of Merger as contemplated by the Agreement, the Merger shall be effective under Nevada Law.

               (iii) The execution and delivery of the Agreement and the performance by the Company of its terms do not [a] contravene or conflict with any provision of the Articles of Incorporation or Bylaws of the Company; [b] violate any order, judgment or decree of any Nevada or federal court or governmental instrumentality to which the Company is subject and of which such counsel has knowledge; or [c] to its knowledge, violate any applicable Nevada or federal corporate law, rule or regulation.

               (iv) The authorized capital stock of the Company consists of 15,000,000 authorized shares of Company Common Stock, par value $0.001 per share, of which 3,589,525 shares are issued and outstanding, fully paid and nonassessable. Neither the Company nor the Badlands Sub has outstanding any stock or securities convertible into or exchangeable for any shares of capital stock or any preemptive rights or other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, rights or claims of any other character relating to the issuance of, any capital stock or any stock or securities convertible into or exchangeable for any capital stock except as disclosed in the Agreement or a schedule to the Agreement. Neither the Company nor the Badlands Sub is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of the Company or the Badlands Sub.

               (v) There are no preemptive rights of stockholders under the Articles of Incorporation of the Company or as a matter of law under the Nevada Law with respect to the Agreement or the Merger.

               (vi) To the knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened against the Company or the Badlands Sub or any properties or rights of the Company or the Badlands Sub by or before any court, arbitrator or administrative or governmental body which questions the validity of the Agreement or any action which has been or is to be taken by the Company or the Badlands Sub thereunder.



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

          (e) PURCHASE PRICE. The aggregate amount to be paid by Acquiror as its portion of the Purchase Price payable pursuant to Article II shall not be more than Twenty-Six Million Dollars ($26,000,000.00).

          (f) DIVESTITURE OF ASSETS, ETC. The Company shall have performed all of its obligations under Section 6.7 above, and shall have provided documentation acceptable to Acquiror in its sole discretion which evidences the satisfactory completion of the actions described in clauses (i), (ii), and (iii) of Section 6.7. For purposes of clarification, it is imperative that, consistent with the intent of the parties hereto, Acquiror has reasonable assurance that it is, as a result of the transactions provided herein, acquiring all of the Acquired Assets, free and clear of any liabilities, liens, encumbrances, mortgages, security interests and other restrictions, whether contingent or fixed in nature, with the exception of the Assumed Liabilities.

     7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall have been true and correct in all material respects when made and the information contained therein, as updated by any Update Schedule, taken as a whole, shall not have materially and adversely changed between the date made and the Effective Time; and each of the representations and warranties of the Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time. The Company shall have received a certificate of the Managers of Acquiror to that effect.

          (b) AGREEMENTS AND COVENANTS. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time. The Company shall have received a certificate of the Managers of Acquiror to that effect.

          (c) OPINION OF COUNSEL. The Company shall have received an opinion of Hartzog Conger & Cason, counsel to Acquiror and Acquiror Sub, addressed to the Company, dated as of the Effective Time, and reasonably satisfactory in form and substance to the Company and its counsel, to the following effect:

               (i) Acquiror is a limited liability company existing and in good standing under the laws of the State of Oklahoma. Acquiror Sub is a corporation existing and in good standing under the laws of the State of Oklahoma. Acquiror owns, directly or indirectly, all of the capital stock of Acquiror Sub.

               (ii) The execution, delivery and performance of the Agreement has been duly authorized by all requisite action on the part of Acquiror and Acquiror Sub. The Agreement constitutes the legally valid and binding obligations of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as the enforceability against Acquiror or Acquiror Sub of the Agreement in accordance with its terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

               (iii) The execution and delivery of the Agreement and the performance by the Acquiror of its terms do not [a] contravene or conflict with any provision of the Certificate of Incorporation or Bylaws of the Acquiror Sub or the Articles of Organization or Operating Agreement of the Acquiror; [b] violate any order, judgment or decree of any Oklahoma or federal court or governmental instrumentality to which Acquiror or Acquiror Sub is subject and of which such counsel has knowledge; or [c] to its knowledge, violate any applicable Oklahoma or federal corporate law, rule or regulation.

               (iv) To the knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened against the Acquiror or any properties or rights of Acquiror by or before any court, arbitrator or administrative or governmental body which questions the validity of the Agreement or any action which has been or is to be taken by the Acquiror thereunder.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company:

          (a) by mutual written consent of Acquiror and the Company;

          (b) by either Acquiror or the Company in the event the conditions to such party's (the "Nonfailing Party") obligations under Article VII shall not have been met or waived by the Nonfailing Party on or prior to August 31, 1998, but only if the party terminating has not caused the condition giving rise to termination to be unsatisfied through its own action or inaction;

          (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;




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

          (d) by Acquiror, if (i) the Proxy Statement does not include the recommendation of the Company's Board of Directors in favor of this Agreement and the Merger; (ii) the Board of Directors of the Company withdraws, modifies or changes in a manner materially adverse to Acquiror its recommendation of this Agreement or Merger or shall have resolved to do any of the foregoing; (iii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any proposed acquisition of the Company by any Person or any "group" (as such term is defined under Section 13(d) of the Exchange Act) other than Acquiror and its Affiliates by [a] merger, consolidation, share exchange, business combination or other similar transaction, [b] purchase of all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, or [c] the acquisition of more than 50% of the Company's outstanding equity securities (a "Competing Transaction") or resolved to do so; or (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced, the Board of Directors of the Company, within ten (10) business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

          (e) by the Company if, in the exercise of its judgment as to its fiduciary duties to its shareholders as imposed by applicable law and, after consultation with and receipt of advice from outside legal counsel, the Company's Board of Directors determines that such termination is required pursuant to the fiduciary duty provisions of applicable law by reason of any Competing Transaction being made or proposed;

          (f) by either Acquiror or the Company, if any Update Schedule of the other party contains disclosures of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty by the other party in this Agreement, unless concurrently with the delivery of the Update Schedule, the other party represents and warrants that the disclosed fact or condition can and will be corrected at the other party's expense prior to the Effective Time; or

          (g) by either the Acquiror or the Company, at any time after the Shareholders Meeting, in the event this Agreement and the Merger are not approved by the requisite vote of the shareholders of the Company in accordance with the Nevada Law and the Articles of Incorporation and Bylaws of the Company.

     8.2 EFFECT OF TERMINATION. Subject to the remedies of the parties set forth in Section 8.3(c), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and, subject to Sections 8.3(c) and (d) there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, and the Escrowed Funds shall be distributed as required by Section 1.8 above.

     8.3  EXPENSES.

          (a) Except as provided in Section 8.3(c), all Expenses incurred by the parties shall be borne solely and entirely by the party which has incurred the same. The Company shall pay for all Expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement.

          (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals and all other matters related to the Closing of the transactions contemplated by this Agreement.

          (c) The Company and Acquiror each agree that with respect to any termination of this Agreement pursuant to Section 8.1(b) as a direct result of a material intentional breach by a party of any of its covenants or agreements contained in this Agreement, all remedies available to the other party either in law or equity shall be preserved and survive the termination of this Agreement.

          (d) If all conditions to the obligations of a party at Closing contained in Article VII of this Agreement have been satisfied (or waived by the party entitled to waive such conditions), and the non-failing party does not proceed with the Closing, all remedies available to the other parties, either at law or in equity, on account of such failure to close, including, without limitation, the right to seek specific performance of this Agreement as well as the right to pursue a claim for damages on account of a breach of this Agreement, shall be preserved and shall survive any termination of this Agreement.

          (e)(i) Intentionally left blank.

          (e)(ii) Notwithstanding anything to the contrary herein, the Company agrees that if this Agreement is terminated pursuant to Section 8.1(d) or 8.1(e) and a Person or group (as such term is defined under Section 13(d) of the Exchange Act) closes a transaction with the Company of the type described in Sections 8.1(d)(iii) or 8.1(d)(iv) within one hundred twenty
     (120) days after termination of this Agreement, the Company shall pay to Acquiror the sum of (i) Acquiror's and Acquiror Sub's reasonable and accountable out-of-pocket costs, fees and expenses incurred, paid or payable to third parties in connection with this Agreement (provided, however, that such costs, fees and expenses shall not exceed One Hundred Ten Thousand Dollars ($110,000.00)), and (ii) fifty percent (50%) of the excess of the acquisition price paid by such Person or group (as such term is defined under Section 13(d) of the Exchange Act) over the purchase price to be paid hereunder; provided, however, that in no event shall the sum of
     (i) and (ii) above be less than Five Hundred Thousand Dollars ($500,000.00). The payment of the out-of-pocket costs, fees and expenses described at (i) above shall be made as promptly as practicable but in no event later than the fifteenth (15th) calendar day following termination of this Agreement, and shall be made by wire transfer to an account designated in writing by Acquiror, and the payment of the fifty percent (50%) amount shall be made in the same manner as the payment of costs, fees and expenses and as promptly as practicable but in no event later than the closing of such transaction with such Person or group. The Company and Acquiror each agree that the payment provided for in this
     Section 8.3(e)(ii) shall be the sole and exclusive remedy of Acquiror upon any termination of this Agreement described in Sections 8.1(d) or 8.1(e), except as set forth in Section 8.3(e)(iii), and such remedies shall be limited to the sum stipulated in this Section 8.3(e)(ii) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination.

          (e)(iii) Notwithstanding anything to the contrary herein, the Company agrees that if this Agreement is terminated pursuant to Section 8.1(d) or 8.1(e) and a Person or group (as such term is defined under Section 13(d) of the Exchange Act) has not closed a transaction with the Company of the type described in Sections 8.1(d)(iii) or 8.1(d)(iv) within one hundred twenty (120) days after termination of this Agreement, the Company shall pay to Acquiror the sum of (i) Acquiror's and Acquiror Sub's reasonable and accountable out-of-pocket costs, fees and expenses incurred, paid or payable to third parties in connection with this Agreement (provided, however, that such costs, fees and expenses shall not exceed One Hundred Ten Thousand Dollars ($110,000.00)), and (ii) fifty percent (50%) of the excess of the acquisition price to be paid by any Person or group (as such term is defined under Section 13(d) of the Exchange Act) who has contracted to acquire the Company or its assets over the purchase price to be paid hereunder; provided, however, that in no event shall the sum of (i) and
     (ii) above be less than Three Hundred Thousand Dollars ($300,000.00). The payment of the out-of-pocket costs, fees and expenses described at (i) above shall be made as promptly as practicable but in no event later than the fifteenth (15th) business day following termination of this Agreement, and shall be made by wire transfer to an account designated in writing by Acquiror, and the payment of the fifty percent (50%) amount shall be made in the same manner as the payment of costs, fees and expenses and as promptly as practicable but in no event later than one hundred twenty (120) days after termination of this Agreement. The Company and Acquiror each agree that the payment provided for in this Section 8.3(e)(iii) shall be the sole and exclusive remedy of Acquiror upon any termination of this Agreement described in Sections 8.1(d) or 8.1(e), except as set forth in
     Section 8.3(e)(ii), and such remedies shall be limited to the sum stipulated in this Section 8.3(e)(iii) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination.

          (e)(iv) For purposes of Sections 8.3(e)(ii) and 8.3(e)(iii) above, the Company agrees that it shall not take any action, and shall not permit or encourage any of its agents or third party advisors to take any action, which is intended in any way to delay, the closing of a transaction with any Person or group described in (e)(ii) or (e)(iii) above if the foreseeable result of such delay would be a reduction of the termination fee otherwise payable to Acquiror due to the applicability of Section 8.3(e)(iii) rather than Section 8.3(e)(ii). The provisions of this Section 8.3(e)(iv) shall survive the termination of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties in this Agreement shall expire with, and be terminated and extinguished upon, consummation of the Merger or termination of this Agreement, and thereafter neither the Company, Acquiror nor any of their respective officers, directors or employees shall have any liability whatsoever with respect to any such representation or warranty. This
Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after consummation of the Merger. In addition, this Section 9.1 shall have no effect on the obligations of any liquidating trust, purchaser or other Person who undertakes the obligation to pay any liability of the Company or its Affiliates (other than the Assumed Liabilities) in accordance with the terms of this Agreement.

     9.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage pre-paid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder);

     If to Acquiror or Acquiror Sub:

     Golf Club Partners L.L.C.
     6303 Waterford Blvd., Suite 225
     Oklahoma City, OK  73118
     Attn: Elby J. Beal and David K. Hardin
     Phone No.: (405) 848-5600
     Fax No.: (405) 848-5627

     With a copy to:

     Hartzog Conger & Cason
     1600 Bank of Oklahoma Plaza
     201 Robert S. Kerr
     Oklahoma City, OK  73102
     Attn: Steven C. Davis and Armand Paliotta
     Phone No.: (405) 235-7000
     Fax No.: (405) 235-7329

     If to the Company:

     Senior Tour Players Development, Inc.
     266 Beacon Street
     Boston, Massachusetts 02116
     Attn: Stanton V. Abrams
     Phone No.: (617) 266-3600
     Fax No.: (617) 266-1343

     With a copy to:

     Davis, Malm & D'Agostine, P.C.
     One Boston Place, 37th Floor
     Boston, Massachusetts 02108
     Attn: Alan L. Stanzler
     Phone No.: (617) 367-2500
     Fax No.: (617) 523-6215

     All such notices, requests, demands, waivers, and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error.

     9.3 AMENDMENT. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger may be made without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     9.4 WAIVER. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance by any other party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by a party or parties to be bound thereby.

     9.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6 SEVERABILITY. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     9.7 ENTIRE AGREEMENT. This Agreement (together with the Exhibits, the disclosure schedules to this Agreement and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. The parties hereby acknowledge that, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until the consummation thereof.

     9.8 ASSIGNMENT. This Agreement shall not be assigned, whether by operation of law or otherwise.

     9.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     9.11 COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     9.12 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     9.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.


"ACQUIROR"                        GOLF CLUB PARTNERS L.L.C., an Oklahoma
----------                        limited liability company

                                  By:   GOLF CLUB OPERATING PARTNERS L.L.C.,
                                        an Oklahoma limited liability company,
                                        its Manager


                                        By: /s/ Elby J. Beal
                                            ------------------------------------
                                            Elby J. Beal, Manager


                                        By: /s/ David K. Hardin
                                            ------------------------------------
                                            David K. Hardin, Manager


                                        By: /s/ James D. Gressett
                                            ------------------------------------
                                            James D. Gressett, Manager

"COMPANY"                         SENIOR TOUR PLAYERS DEVELOPMENT, INC., a
---------                         Nevada corporation


                                  By:   /s/ Stanton V. Abrams
                                        ----------------------------------------
                                        Name: Stanton V. Abrams
                                             -----------------------------------
                                        Title: President
                                             -----------------------------------


"ACQUIROR SUB"                    STPD ACQUISITION COMPANY, an Oklahoma
--------------                    corporation


                                        By: /s/ Elby J. Beal
                                            ------------------------------------
                                                        , President
                                            -----------------------------------

                                                                        ANNEX II

                   [LETTERHEAD: STONEBRIDGE ASSOCIATES, LLC]


                                   May 6, 1998


The Board of Directors
SENIOR TOUR PLAYERS DEVELOPMENT, INC.
822 Boylston Street, Suite 300
Chestnut Hill, MA 02167

Gentlemen:

     We understand that Senior Tour Players Development, Inc. ("STPD" or the "Company") proposes to enter into an Agreement and Plan of Merger by and among the Company, Golf Club Partners LLC ("GCP"), and STPD Acquisition Company, a wholly-owned subsidiary of GCP (the "Merger Agreement"). The Merger Agreement provides that it is the intent of the parties that the only assets to vest in the surviving corporation shall be the tangible and intangible assets related to the Badlands Golf Club located in Las Vegas, Nevada ("Badlands") and certain other specified assets (together with Badlands, the "Acquired Assets") and the only liabilities to become liabilities of the surviving corporation shall be certain specified liabilities ("Assumed Liabilities").

     At the effective time of the Merger, each shareholder of STPD will be entitled to receive in cash, for each share of STPD common stock owned by such shareholder Merger Consideration Per Share, which is defined in the Merger Agreement to mean: (A) an amount equal to: (i) $26,000,000; (ii) less: (a) the principal balance outstanding, accrued interest and prepayment penalties due on the Company's NationsCredit loans at the time of the closing of the Merger (subject to certain specified limitations); (b) any costs and expenses relating to the Merger payable by the Company; and (c) the amount of the liabilities of the Company not included as Assumed Liabilities and not paid by the Company prior to effective time of the Merger; (iii) plus the proceeds, if any, received by the Company from the exercise of Company Stock Options, as defined in the Merger Agreement, prior to the closing of the Merger; (iv) plus or minus, as the case may be, the adjustment required to cause the Target Net Current Asset Position (as defined in the Merger Agreement) to have been achieved; (B) divided by the number of shares of Company common stock outstanding immediately prior to the effective time of the Merger (or then subject to outstanding vested stock options or warrants having an exercise price less than the Merger Consideration Per Share). The Merger Agreement further provides that the Company shall use all proceeds from the sale and disposition of assets which are not Acquired Assets to pay the liabilities of the Company not included as Assumed Liabilities and to reduce the Company's indebtedness under the NationsCredit loans. Any excess is added to the calculation of the Merger Consideration Per Share.

     In connection with the Merger, you have asked us to render our opinion, as investment bankers, as to the fairness to the holders of the Company common stock from

The Board of Directors
SENIOR TOUR PLAYERS DEVELOPMENT, INC.
May 6, 1998
Page 2 of  4


a financial point of view of the Merger Consideration Per Share. We have not been requested to opine as to, and our opinion has not in any manner addressed, any other terms or provisions of the Merger or the Merger Agreement, or the Company's underlying decision to proceed with the Merger.

     As you are aware, we have acted as financial advisor to the Company's Board of Directors in connection with the Merger and will receive a fee for our services which include the rendering of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of providing these services and the rendering of this opinion.

     In arriving at our opinion, we have reviewed and examined, among other items, the following: (i) a draft dated May 6, 1998 of the Merger Agreement;
(ii) certain publicly available information concerning the Company, including its Annual Reports on Form 10-K of the Company for each of the fiscal years in the three year period ended December 31, 1997 and proxy statements for each of the fiscal years in the two year period ended December 31, 1996; (iii) unaudited internal financial statements for the three month period ended March 31, 1998;
(iv) financial and operating information with respect to the business, operations and prospects of the Company, Badlands and the Las Vegas International Golf Center, LLC; (v) the terms and conditions of other operating and development agreements to which the Company is party; (vi) certain internal business plans and financial forecasts prepared by the Management of the Company ("Management"); (vii) certain appraisals of the Badlands Golf Club and Las Vegas International Golf Center properties; (viii) certain publicly available information concerning other companies in the golf industry, the trading markets for such companies' securities and the nature and terms of certain other merger and acquisition transactions we believed to be relevant to our inquiry. During the course of our review, we met and had discussions with Management concerning the alternatives for the sale or other disposition of the assets of the Company not included in the Acquired Assets. We reviewed with Management certain proposals regarding the sale and disposition of these assets, and reviewed Management's range of estimates for the proceeds which the Company expects to receive from such sale or disposition. Additionally, we reviewed Management's range of estimates for (i) the costs and expenses relating to the Merger payable by the Company and (ii) the amount of the liabilities of the Company not included as Assumed Liabilities. We have also discussed with Management their assessment of the Company's business and operations, assets, liabilities, present financial condition, the general condition and future prospects for the business in which the Company is engaged and other matters which we believed to be relevant.

     As part of our investment banking business, we are continually engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, leveraged buyouts and private placements of debt and equity securities. In our review and in arriving at our opinion, we have examined and relied upon the accuracy and completeness of all financial and other information that was available to us from

The Board of Directors
SENIOR TOUR PLAYERS DEVELOPMENT, INC.
May 6, 1998
Page 3 of  4


public sources, that was provided to us by the Company or that was otherwise reviewed by us. We have not attempted independently to verify any such information and have relied upon the assurances of Management that they are unaware of any facts that would make the information provided to or reviewed by us misleading. With respect to the estimates of: (i) the proceeds from the sale or disposition of assets; (ii) the costs and expenses relating to the Merger payable by the Company; and (iii) the liabilities of the Company not included in Assumed Liabilities, we have assumed (in addition to the limitations set forth above) that they have been reasonably prepared on the basis of the best currently available estimates and judgments of Management and that such estimates will be realized in the amounts and in the time period currently estimated by Management. Likewise, we have assumed that Management's financial and business forecasts for the Company have been reasonably prepared incorporating Management's best, currently available judgments as to the future operating and financial performance of the business and that said forecasts will be realized in the amounts and in the time periods currently estimated by Management. We have not made any independent evaluation or appraisal of the assets or liabilities of the Company. We have relied upon the representations of the Company contained in the Merger Agreement with respect to legal and other matters.

     In conducting our review and analysis and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed to be relevant, including, among others, (i) a review of the trading history of the Company's common stock, (ii) a review of the historical and current financial condition and operating characteristics of the Company as compared with those of other companies we deemed comparable, (iii) a review of equity market valuation parameters for securities of companies we deemed comparable, (iv) a review of the nature and financial terms of certain transactions that we considered relevant for comparison with the financial terms of the Merger, and (v) a discounted cash flow analysis of the business of the Company. In addition, we performed such other analyses and examinations and considered such information and financial economic and market data as we deemed relevant.

     In rendering our opinion, we have taken into account our assessment of general economic, market, financial and other conditions, as well as our experience in connection with similar transactions and securities evaluation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. We were not engaged to solicit, and have not solicited, potential purchasers for the Company. In addition, we have assumed that the Merger Agreement in the form finally entered into will not differ in any material respect from the draft furnished to us and that the Merger will be consummated on the terms set forth in the Merger Agreement without waiver or amendment of any of the terms thereof. This opinion is not intended to be and does not constitute a recommendation to any holder of the Company's common stock as to whether or not to vote in favor of the Merger.

The Board of Directors
SENIOR TOUR PLAYERS DEVELOPMENT, INC.
May 6, 1998
Page 4 of  4


     It is understood that this opinion is for the information of the Board of Directors only in connection with its evaluation of the Merger. This opinion may not be reproduced, disclosed, referred to, or quoted (in whole or part) in any manner for any purpose whatsoever except with our prior written consent in each instance or as otherwise provided in our engagement letter with the Company. This opinion may reproduced in full in any proxy statement mailed to shareholders of the Company.

     Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Merger Consideration Per Share is fair to the Company's shareholders from a financial point of view.

                                Very truly yours,

                                /s/ Stonebridge Associates, LLC
                                -------------------------------
                                    STONEBRIDGE ASSOCIATES, LLC


RAH/spo

                                                                       ANNEX III


      NEVADA REVISED STATUTES; TITLE 7. BUSINESS ASSOCIATIONS; SECURITIES; COMMODITIES; CHAPTER 92A. MERGERS AND EXCHANGES OF INTEREST; RIGHTS OF
                                DISSENTING OWNERS

92A.300. Definitions.

     As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305. "Beneficial stockholder" defined.

     "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310. "Corporate action" defined.

     "Corporate action" means the action of a domestic corporation.

92A.315. "Dissenter" defined.

     "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

92A.320. "Fair value" defined.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325. "Stockholder" defined.

     "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330. "Stockholder of record" defined.

     "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335. "Subject corporation" defined.

     "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340. Computation of interest.

     Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.350. Rights of dissenting partner of domestic limited partnership.

     A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360. Rights of dissenting member of domestic limited-liability company.

     The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370. Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.



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     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380. Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a party:

          (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

          (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

     (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

92A.390. Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at



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

least 2,000 stockholders of record, unless:

     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

          (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

               (I) The surviving or acquiring entity; or

               (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

          (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
          (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

 92A.400. Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and



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

     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410. Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

92A.420. Prerequisite to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

92A.430. Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440. Demand for payment and deposit of certificates; retention of rights of stockholder.

     1. A stockholder to whom a dissenter's notice is sent must:

     (a) Demand payment;

     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

     (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

92A.450. Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

 92A.460. Payment for shares: General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimate to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:


     (a) Of the county where the corporation's registered office is located; or

     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

     (b) A statement of the subject corporation's estimate of the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

92A.470. Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

92A.480. Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

92A.490. Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500. Legal proceeding to determine fair value: Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.


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


                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanton V. Abrams, Michael J. Meluskey and Alan
L. Stanzler, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Senior Tour Players Development, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, June 30, 1998, at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth below and, in his own discretion, upon such other matters as may properly come before the Special Meeting.

Please mark your votes as
 in this example.   [X]

1. To approve the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, Golf Club Partners L.L.C. ("GCP"), and a wholly-owned subsidiary of GCP named STPD Acquisition Company ("Acquisition Sub"), which provides for the merger of Acquisition Sub with and into the Company. The terms and conditions of the Merger Agreement are described in the Company's Proxy Statement for the Special Meeting.

              FOR [   ]   AGAINST [   ]  ABSTAIN [    ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Registered Owner:

Shares of Common Stock:



Signature:________________________________ Date:___________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   PLEASE SIGN, DATE AND RETURN THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.